                                                                    EXHIBIT 10.1





                      AMENDED AND RESTATED CREDIT AGREEMENT




                                      AMONG


                              THE SHAW GROUP INC.,
                                AS THE BORROWER,


                         BANC ONE CAPITAL MARKETS, INC.
                              AS LEAD ARRANGER AND
                                SOLE BOOK RUNNER


                                  BANK ONE, NA,
                       AS A LENDER, AS ISSUER AND AS AGENT

                                       AND

                               FIRSTAR BANK, N.A.
                      AS SYNDICATION AGENT AND AS A LENDER

                         CREDIT LYONNAIS NEW YORK BRANCH
                     AS DOCUMENTATION AGENT AND AS A LENDER

                            UNION PLANTERS BANK, N.A.
                           AS CO-AGENT AND AS A LENDER

                       THE OTHER LENDERS SIGNATORY HERETO





                              $300,000,000 FACILITY

                                TABLE OF CONTENTS

                                                                                   Page

ARTICLE I    DEFINITIONS..............................................................1

ARTICLE II   THE CREDITS.............................................................20
    2.1.     Commitments.............................................................20
             2.1.1.   Loan Commitment................................................20
             2.1.2.   Swing Line Commitment..........................................21
    2.2.     Required Payments, Termination..........................................22
    2.3.     Ratable Loans...........................................................23
    2.4.     Types of Advances.......................................................23
    2.5.     Commitment Fee, Reductions in Aggregate Commitment......................23
    2.6.     Minimum Amount of Each Advance..........................................24
    2.7.     Optional Principal Payments.............................................24
    2.8.     Method of Selecting Types and Interest Periods for New Advances.........24
             2.8.1    Loans..........................................................24
             2.8.2    Swing Line Loans...............................................25
    2.9.     Conversion and Continuation of Outstanding Advances.....................25
    2.10.    Change in Interest Rate, etc............................................26
    2.11.    Rates Applicable After Default..........................................26
    2.12.    Method of Payment.......................................................26
    2.13.    Noteless Agreement, Evidence of Indebtedness............................27
    2.14.    Telephonic Notices......................................................28
    2.15.    Interest Payment Dates, Interest and Fee Basis..........................28
    2.16.    Notification of Advances, Interest Rates, Prepayments and Commitment
             Reductions..............................................................28
    2.17.    Lending Installations...................................................28
    2.18.    Non-Receipt of Funds by the Agent.......................................29
    2.19.    Facility LCs............................................................29
             2.19.1.  Issuance.......................................................29
             2.19.2.  Participations.................................................29
             2.19.3.  Notice.........................................................30
             2.19.4.  LC Fees........................................................30
             2.19.5.  Administration, Reimbursement by Lenders.......................30
             2.19.6.  Reimbursement by Borrower......................................31
             2.19.7.  Obligations Absolute...........................................31
             2.19.8.  Actions of Issuer..............................................32
             2.19.9.  Indemnification................................................32
             2.19.10.  Lenders' Indemnification......................................33
             2.19.11.  Facility LC Collateral Account................................33
             2.19.12.  Rights as a Lender............................................33
    2.20.    Replacement of Lender...................................................33

ARTICLE III  YIELD PROTECTION; TAXES.................................................34
    3.1.     Yield Protection........................................................34
    3.2.     Changes in Capital Adequacy Regulations.................................35
    3.3.     Availability of Types of Advances.......................................36
    3.4.     Funding Indemnification.................................................36
    3.5.     Taxes...................................................................36
    3.6.     Lender Statements; Survival of Indemnity................................38
    3.7.     Effect of Yield Protection..............................................39

ARTICLE IV   CONDITIONS PRECEDENT....................................................39
    4.1.     Initial Credit Extension................................................39
    4.2.     Each Credit Extension...................................................42
    4.3.     Reaffirmations of Warranties............................................42

ARTICLE V    REPRESENTATIONS AND WARRANTIES..........................................42
    5.1.     Existence and Standing..................................................42
    5.2.     Authorization and Validity..............................................43
    5.3.     No Conflict; Government Consent.........................................43
    5.4.     Financial Statements....................................................43
    5.5.     Material Adverse Change.................................................44
    5.6.     Taxes...................................................................44
    5.7.     Litigation and Contingent Obligations...................................44
    5.8.     Subsidiaries............................................................44
    5.9.     ERISA...................................................................44
    5.10.    Accuracy of Information.................................................45
    5.11.    Regulation U, T and X...................................................45
    5.12.    Material Agreements.....................................................45
    5.13.    Compliance With Laws....................................................45
    5.14.    Ownership of Properties.................................................45
    5.15.    Plan Assets; Prohibited Transactions....................................45
    5.16.    Environmental Matters...................................................45
    5.17.    Investment Company Act..................................................46
    5.18.    Public Utility Holding Company Act......................................46
    5.19.    No Default..............................................................46
    5.20.    Post-Retirement Benefits................................................46
    5.21.    Insurance...............................................................46
    5.22.    Solvency................................................................46
    5.23.    Bond Obligations........................................................47

ARTICLE VI   COVENANTS...............................................................47
    6.1.     Financial Reporting.....................................................47
    6.2.     Use of Proceeds.........................................................49
    6.3.     Notice of Default.......................................................49
    6.4.     Conduct of Business; Books and Records..................................49
    6.5.     Taxes...................................................................49

    6.6.     Insurance...............................................................50
    6.7.     Compliance with Laws....................................................50
    6.8.     Maintenance of Properties...............................................50
    6.9.     Inspection..............................................................50
    6.10.    Dividends...............................................................50
    6.11.    Indebtedness............................................................50
    6.12.    Merger..................................................................51
    6.13.    Sale of Assets..........................................................52
    6.14.    Investments and Acquisitions............................................52
    6.15.    Liens...................................................................53
    6.16.    Affiliates..............................................................54
    6.17.    Prepayment of Other Indebtedness........................................54
    6.18.    Sale of Accounts........................................................54
    6.19.    Contingent Obligations..................................................54
    6.20.    Letters of Credit.......................................................55
    6.21.    Financial Contracts.....................................................55
    6.22.    Financial Covenants.....................................................55
             6.22.1.  Leverage Ratio.................................................55
             6.22.2.  Fixed Charge Coverage Ratio....................................55
             6.22.3.  Minimum Consolidated Net Worth.................................56
             6.22.4.  Capital Expenditures...........................................56
    6.23.    Subsidiaries............................................................56
    6.24.    Acquisitions............................................................56
    6.25.    Limitation on Leases....................................................57
    6.26.    Post Closing Obligations................................................57

ARTICLE VII  DEFAULTS................................................................57

ARTICLE VIII ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..........................60
    8.1.     Acceleration; Facility LC Collateral Account............................60
    8.2.     Amendments..............................................................61
    8.3.     Preservation of Rights..................................................62

ARTICLE IX   GENERAL PROVISIONS......................................................62
    9.1.     Survival of Representations.............................................62
    9.2.     Governmental Regulation.................................................62
    9.3.     Headings................................................................62
    9.4.     Entire Agreement........................................................62
    9.5.     Several Obligations; Benefits of this Agreement.........................62
    9.6.     Expenses; Indemnification...............................................63
    9.7.     Numbers of Documents....................................................63
    9.8.     Accounting..............................................................64
    9.9.     Severability of Provisions..............................................64
    9.10.    Nonliability of Lenders.................................................64
    9.11.    Confidentiality.........................................................64

    9.12.    Nonreliance.............................................................64
    9.13.    Disclosure..............................................................65
    9.14.    Interest................................................................65
    9.15     Excess Share Certificates...............................................66
    9.16     Survival of Prior Agreements............................................66
    9.17     Guarantor's Acknowledgment and Consent..................................66

ARTICLE X    THE AGENT...............................................................67
    10.1.    Appointment; Nature of Relationship.....................................67
    10.2.    Powers..................................................................67
    10.3.    General Immunity........................................................67
    10.4.    No Responsibility for Loans, Recitals, etc..............................68
    10.5.    Action on Instructions of Lenders.......................................68
    10.6.    Employment of Agents and Counsel........................................68
    10.7.    Reliance on Documents; Counsel..........................................68
    10.8.    Agent's Reimbursement and Indemnification...............................69
    10.9.    Notice of Default.......................................................69
    10.10.   Rights as a Lender......................................................69
    10.11.   Lender Credit Decision..................................................70
    10.12.   Successor Agent.........................................................70
    10.13.   Agent's Fee.............................................................70
    10.14.   Delegation to Affiliates................................................70
    10.15.   Execution of Collateral Documents.......................................71
    10.16.   Collateral Releases.....................................................71
    10.17    Agents..................................................................71

ARTICLE XI   SETOFF; RATABLE PAYMENTS................................................71
    11.1.    Setoff..................................................................71
    11.2.    Ratable Payments........................................................71

ARTICLE XII  BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS.......................72
    12.1.    Successors and Assigns..................................................72
    12.2.    Participations..........................................................72
             12.2.1.  Permitted Participants; Effect.................................72
             12.2.2.  Voting Rights..................................................72
             12.2.3.  Benefit of Setoff..............................................73
    12.3.    Assignments.............................................................73
             12.3.1.  Permitted Assignments..........................................73
             12.3.2.  Effect; Effective Date.........................................74
    12.4.    Dissemination of Information............................................74
    12.5.    Tax Treatment...........................................................74

ARTICLE XIII NOTICES.................................................................75
    13.1.    Notices.................................................................75
    13.2.    Change of Address.......................................................75

ARTICLE XIV  COUNTERPARTS............................................................75

ARTICLE XV   CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL............76
    15.1.    CHOICE OF LAW...........................................................76
    15.2.    CONSENT TO JURISDICTION.................................................76
    15.3.    WAIVER OF JURY TRIAL....................................................76

PRICING SCHEDULE

EXHIBIT 2.13(iv)  NOTE
EXHIBIT 4.1(v)    FORM OF GUARANTOR'S SOLVENCY CERTIFICATE
EXHIBIT 4.1(vii)  LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION
EXHIBIT 6.1(iv)   COMPLIANCE CERTIFICATE
EXHIBIT 12.3.1    ASSIGNMENT AGREEMENT

SCHEDULE 4.1(xxv) COVENANT COMPLIANCE CALCULATION
SCHEDULE 5.7      LITIGATION AND CONTINGENT OBLIGATIONS
SCHEDULE 5.8      SUBSIDIARIES
SCHEDULE 5.12     MATERIAL AGREEMENTS
SCHEDULE 5.14     OWNERSHIP OF PROPERTIES; ENCUMBRANCES
SCHEDULE 5.23     BOND OBLIGATIONS
SCHEDULE 6.11(ii) INDEBTEDNESS AND LIENS
SCHEDULE 6.14(ii) SUBSIDIARIES AND OTHER INVESTMENTS
SCHEDULE 6.19(v)  CONTINGENT OBLIGATIONS
SCHEDULE 6.26     POST CLOSING MATTERS

                     AMENDED AND RESTATED CREDIT AGREEMENT

         This Amended and Restated Agreement, dated as of the Effective Date, is entered into by and among THE SHAW GROUP INC., a Louisiana corporation (the "Borrower"), the Subsidiaries of the Borrower listed on the signature pages hereto as Guarantors (together with each other Person who subsequently becomes a Guarantor, collectively the "Guarantors"), the banks and other financial institutions listed on the signature pages hereto under the caption "Lenders" (together with each other Person who becomes a Lender, collectively the "Lenders"), BANK ONE, NA, individually as a Lender ("Bank One") and as administrative agent for the other Lenders (in such capacity together with any other Person who becomes the agent, the "Agent"), FIRSTAR BANK, N.A., individually as a Lender and as syndication agent (the "Syndication Agent"), CREDIT LYONNAIS NEW YORK BRANCH, individually as a Lender and as documentation agent (the "Documentation Agent") and UNION PLANTERS BANK, N.A., individually as a Lender and as Co-Agent (the "Co-Agent" and together with the Agent, the Documentation Agent and the Syndication Agent the "Agents").

         WHEREAS, the Borrower, the Agent and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner are parties to that certain Credit Agreement dated July 14, 2000 (the "July Credit Agreement"); and

         WHEREAS, the July Credit Agreement was amended by that certain First Amendment to Credit Agreement and Pledge and Security Agreement dated September 19, 2000 by and among the Borrower, the Guarantors signatory thereto, the Lenders signatory thereto and the Agents (the "First Amendment" and, collectively with the July Credit Agreement, the "Original Credit Agreement"); and

         WHEREAS, the parties to the Original Credit Agreement desire to amend and restate the Original Credit Agreement in order to reduce the Commitments and to amend certain other provisions of the Original Credit Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement:

         "Accounts" has the meaning stated in the Illinois Uniform Commercial Code.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the Closing Date, by which the Borrower or any of its Subsidiaries (i) acquires from a third party that is not a Subsidiary any going concern business or all or substantially all of the assets of any firm, corporation or limited liability company that is not a Subsidiary, or division thereof, whether through purchase of assets, merger or otherwise or
(ii) directly or indirectly acquires from a third party that is not a Subsidiary (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation that is not a Subsidiary which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company that is not a Subsidiary.

         "Acquisition Agreement" means that certain Asset Purchase Agreement between Borrower and Stone & Webster and certain Subsidiaries of Stone & Webster dated July 14, 2000 pertaining to the acquisition of the Stone & Webster Assets.

         "Advance" means a borrowing hereunder, (i) in respect of any Loan other than a Swing Line Loan, (x) made by the Lenders on the same Borrowing Date, or
(y) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period, and (ii) in respect of a Swing Line Loan, a borrowing made by the Swing Line Lender.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One, NA in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Commitment" means the total of the Revolving Credit Commitment of all the Lenders (including the Swing Line Lender's Swing Line Commitment), and the Facility LC Commitment of all of the Lenders, in each case, as reduced from time to time pursuant to the terms hereof, which amount as of the Effective Date is a maximum of $300,000,000.00.

         "Aggregate Facility LC Commitment" means the sum of all of the Lenders' Facility LC Commitments, which totals a maximum of $150,000,000 as of the Effective Date.

         "Aggregate Revolving Credit Commitment" means the sum of all of the Lenders' Revolving Credit Commitments, which, subject to the limitations of the Aggregate Commitment, total a maximum of $300,000,000 as of the Effective Date, reducing from time to time as set forth herein, or as the same may be increased pursuant to Section 2.1.1(B) hereof.

         "Aggregate Outstanding Credit Exposure" means, at any time, the aggregate of the Outstanding Credit Exposure of all the Lenders (including the Swing Line Lender).

         "Agreement" means this credit agreement, as it may be renewed, extended, amended, restated or modified and in effect from time to time.

         "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Commitment at such time as set forth in the Pricing Schedule; provided that from the Closing Date until the end of the Borrower's next two fiscal quarters, the applicable Fee Rate shall be set at Level V as set forth on the Pricing Schedule (or higher if the Leverage Ratio would otherwise dictate a higher level).

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule; provided that from the Closing Date until the end of the Borrower's next two fiscal quarters, the applicable Fee Rate shall be set at Level V as set forth on the Pricing Schedule (or higher if the Leverage Ratio would otherwise dictate a higher level).

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of the President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer of the Borrower, Corporate Comptroller, Treasury Operations Manager, General Counsel or Senior Vice President.

         "Available Aggregate Commitment" means, at any time, the Aggregate Commitment then in effect minus the Aggregate Outstanding Credit Exposure at such time.

         "Bank One" means Bank One, NA, in its individual capacity, and its successors and assigns.

         "Borrower" means The Shaw Group Inc., a Louisiana corporation, and its successors and assigns.

         "Borrowing Date" means a date on which a Credit Extension is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means a day (other than a Saturday or Sunday) on which banks generally are open in Chicago, Illinois for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market.

         "Calculation Period" means a four quarter period ending on the date of the Borrower's fiscal quarter end or fiscal year end for which the relevant calculation is being made.

         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000, (v) investments in Eurodollars not in excess of $5,000,000 in the aggregate at any one time outstanding, issued by any bank or trust company having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long term certificates of deposit are, at the time of acquisition thereof by Borrower or any Subsidiary, rated A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investor Service, Inc., and (vi) investments by Foreign Subsidiaries in short term investments, in connection with the cash management programs of such Foreign Subsidiaries, provided the total of such investments does not exceed $10,000,000 at any one time outstanding; provided in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change" has the meaning specified in Section 3.2.

         "Change in Control" means an event or series of events by which (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect on the Closing Date related persons constituting a "group" (as such term is used in Rule 13d-5 under the Exchange Act in effect on the Closing Date) is or becomes or has the absolute, unconditional right to become the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, as in effect on the Closing Date), directly or indirectly, of 25% or more of the total voting power of the voting stock of the Borrower; (b) the Borrower consolidates with or merges into another Person or conveys, transfers or leases all or substantially all of its assets to any Person, or any Person consolidates with, or merges into, the Borrower in a transaction not otherwise permitted hereunder; (c) the Borrower conveys, transfers or leases all or substantially all of its assets to any Person; (d) the stockholders of the Borrower approve any plan of liquidation or dissolution of the Borrower; or (e) during any period of twelve consecutive months, individuals who, at the beginning of such period, constituted the board of directors of the Borrower (together with any new director whose election by the Borrower's board of directors or whose nomination for election by the Borrower's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than due to death or disability) to constitute a majority of the board of directors of the Borrower then in office.

         "Closing Date" means July 14, 2000.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means the accounts, inventory, intellectual property, contracts, general intangibles, stock and all other items described as collateral in any of the Collateral Documents, plus all proceeds thereof.

         "Collateral Documents" means, collectively, any and all documents executed as security for the Obligations including without limitation the following documents: (i) security and pledge agreement executed by Borrower and the Guarantors creating (A) a first and prior lien in favor of the Agent for the ratable benefit of the Lenders on all of such Persons' Accounts, Inventory, General Intangibles, the proceeds and products thereof and all other personal property, including, without limitation, all inter-company notes and receivables and (B) a first and prior lien in favor of the Agent for the ratable benefit of the Lenders on, among other collateral, all of the issued and outstanding shares of the Borrower's or such Guarantor's Domestic Subsidiaries and 66% of the issued and outstanding shares of the Borrower's or such Guarantor's foreign Subsidiaries that are owned by Borrower or a Domestic Subsidiary, together with any security and pledge agreement to be executed by the Borrower or any Guarantor and delivered to the Agent pursuant to Section 6.24 hereof, (ii) the Guaranty, (iii) Uniform Commercial Code financing statements executed by the Borrower and the Guarantors relating to the above described security and pledge agreements, (iv) stock powers executed in blank by the Borrower and any Guarantor, as applicable, relating to the shares of stock of its Subsidiaries pledged by the above described security and pledge agreements, and (v) stock certificates for all of Borrowers' and its Subsidiaries' shares of stock pledged by the above described security and pledge agreements.

         "Collateral Shortfall Amount" has the meaning specified in Section 8.1.

         "Commitment" means, for each Lender, the Revolving Credit Commitment and the Facility LC Commitment for such Lender.

         "Consolidated Interest Expense" means, for any Person, with reference to any period, the actual interest expense of such Person and its Subsidiaries calculated on a consolidated basis for such period excluding any amortization of financing fees incurred in connection with this Agreement.

         "Consolidated Net Income" means, for any Person, with reference to any period, the net income (or loss) of such Person and its Subsidiaries calculated according to Agreement Accounting Principles on a consolidated basis for such period, excluding any such net income attributable to any Investment in any Person that is not a Subsidiary except to the extent of cash distributions from such Person to the Borrower or its Subsidiaries.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time plus any preferred stock of the Borrower and its Subsidiaries to the extent it has not been redeemed for indebtedness, as determined in accordance with Agreement Accounting Principles.

         "Consolidated Total Debt" means at any time, all Indebtedness, and all Contingent Obligations that are interest bearing or to which interest is attributable or to which interest accrues, including guarantees and Financial Letters of Credit.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any limited recourse or recourse note or other obligation, comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" has the meaning specified in Section 2.9.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by the Agent from time to time, changing when and as said corporate base rate changes.

         "Credit Extension" means the making of an Advance or the issuance of a Facility LC hereunder.

         "Credit Extension Date" means the Borrowing Date for an Advance or the issuance date for a Facility LC.

         "Default" means an event described in Article VII.

         "Domestic Subsidiary" means every Subsidiary of Borrower that is formed under the laws of the United States of America or any state.

         "EBITDA" means, for any Person for any period, the consolidated Net Income of such Person for that period plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid or accrued, (iii) depreciation, (iv) amortization and (v) extraordinary non-recurring losses, minus, to the extent included in Consolidated Net Income, extraordinary non-recurring gains, all calculated on a consolidated basis.

         "Effective Date" means the earlier of (i) November 30, 2000 or (ii) completion of the sale by the Borrower of all its interest in Nordic or substantially all of the assets thereof to a third party.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the rate determined by the Agent to be the rate at which the Agent offers to place deposits in U.S. dollars with first class banks in the London interbank market or, at Agent's election, as appear on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of the Agent's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin; provided, that in no event shall the Eurodollar Rate exceed the Highest Lawful Rate. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Existing Facility" means that certain Credit Agreement dated May 15, 1998 among the Borrower, Mercantile Business Credit Inc., in its capacity as agent, and the banks party thereto, pursuant to which such banks agreed to make revolving credit loans to the Borrower not to exceed $100,000,000, as said Credit Agreement may have been amended, amended and restated or otherwise modified from time to time.

         "Facility LC" has the meaning specified in Section 2.19.1.

         "Facility LC Application" has the meaning specified in Section 2.19.3.

         "Facility LC Collateral Account" has the meaning specified in Section 2.19.11.

         "Facility LC Commitment" means the Commitment of each Lender to participate in Facility LCs issued by the Issuer in the amount not exceeding that set forth opposite its signature below or as set forth in any assignment executed pursuant to Section 12.3.1, as modified from time to time pursuant to the terms hereof.

         "Facility Termination Date" means July 14, 2003 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, or (iii) any other similar contract.


         "Financial Letter of Credit" means a Letter of Credit qualifying as a "financial guarantee-type letter of credit" under 12 CFR Part 3, Appendix A,
Section 3(b)(1)(i) or any successor U.S. Comptroller of the Currency regulation and issued by an Issuing Bank under the terms of this Agreement.

         "Floating Rate" means, for any day, a rate per annum equal to (i) the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes; provided, that in no event shall the Floating Rate exceed the Highest Lawful Rate.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Foreign Subsidiary" means any Subsidiary of Borrower that is organized under the laws of any jurisdiction other than the United States of America or a state thereof.

         "General Intangibles" has the meaning stated in the Illinois Uniform Commercial Code in effect from time to time including, without limitation, all contract rights, rights to receive payments of money, chooses in action, causes of action, judgments, tax refunds and tax refund claims, patents, trademarks, trade names, copyrights, licenses, franchises, computer programs, software, goodwill, customer and supplier contracts, interests in general or limited partnerships, joint ventures or limited liability companies, reversionary interests in pension and profit sharing plans and reversionary, beneficial and residual interests in trusts, leasehold interests in real or personal property, rights to receive rentals of real or personal property and guarantee and indemnity claims.

         "Guarantors" means collectively all of the Borrower's Domestic Subsidiaries as of the Closing Date and any other Domestic Subsidiary of Borrower that shall become a guarantor hereunder pursuant to Section 6.23.

         "Guaranty" means that certain Guaranty dated as of July 14, 2000 executed by the Guarantors in favor of the Agent, for the ratable benefit of the Lenders, and each guaranty executed pursuant to Section 6.23 hereof, as each of such may be amended or modified and in effect from time to time.

         "Highest Lawful Rate" means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" of a Person means, without duplication, such Person's
(i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade in the applicable jurisdiction), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase or repurchase securities, accounts or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) liabilities under other financings or so-called "synthetic" lease transactions,
(viii) net, mark to market obligations owing under any swaps, hedging agreements, puts, calls, collars, or similar derivative instruments or agreements, (ix) reimbursement obligations in respect of Financial Letters of Credit and (x) any other obligation for borrowed money which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

         "Insurance Company Notes" has the meaning specified in the definition of "Note Purchase Agreement".

         "Interest Period" means, with respect to a Eurodollar Advance, a period of seven (7) days, or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day. Notwithstanding the foregoing, the Eurodollar Rate for Interest Periods longer than seven (7) days will not be made available until the earlier of (i) Agent's determination that syndication of the Aggregate Commitment is complete or (ii) ninety (90) days following the Closing Date, unless Agent in its sole discretion determines otherwise.

         "Inventory" has the meaning stated in the Illinois Uniform Commercial Code in effect from time to time, including, without limitation, all goods held for sale or lease, or furnished or to be furnished under contracts of service, or consumed in the applicable party's business, raw materials, intermediates, work in process, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts (to the extent not covered by purchase money liens of manufacturers), all such goods that have been returned to or repossessed by or on behalf of the Borrower, and all such goods released to the Borrower or to third parties under trust receipts or similar documents.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than Accounts arising in the ordinary course of business on terms customary in the trade in the applicable jurisdiction) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Issuer" means Bank One or any Lender (or any subsidiary or affiliate designated by Bank One) in its capacity as issuer of Facility LCs hereunder.

         "LC Fee" is defined in Section 2.19.4.

         "LC Obligations" means, at any time, the sum, without duplication, of
(i) the aggregate undrawn stated amount under all Facility LCs outstanding at such time, plus (ii) the aggregate unpaid amount at such time of all Reimbursement Obligations.

         "LC Payment Date" has the meaning specified in Section 2.19.5.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means the ratio of Consolidated Total Debt to EBITDA, calculated pursuant to Section 6.22.1.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

         "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

         "Loan Documents" means this Agreement, the Collateral Documents, the Facility LC Applications and any Notes issued pursuant to Section 2.13, all documents required under Article IV, and all other documents and instruments executed in connection with this Agreement.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent, the LC Issuer or the Lenders thereunder.

         "Material Indebtedness" has the meaning specified in Section 7.5.

         "Material Subsidiary" shall mean a Subsidiary of Borrower having: (i) assets of $500,000 or more or (ii) annual cash flow of $500,000 or more.

         "Modify" and "Modification" have the meaning specified in Section
2.19.1.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Non-U.S. Lender" has the meaning specified in Section 3.5(iv).

         "Nordic" means Nordic Refrigerated Services, Inc., a North Carolina corporation.

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13(iv) in the form of Exhibit 2.13(iv).

         "Noteholders" has the meaning specified in the definition of "Note Purchase Agreement".

         "Note Purchase Agreement" means, as amended or supplemented from time to time, each of the Note Purchase Agreements dated as of May 21, 1998, respectively, made by the Borrower with Nationwide Life Insurance Company, Connecticut General Life Insurance Company, Insurance Company of North America, Connecticut General Life Insurance Company on Behalf of One or More Separate Accounts, Life Insurance Company of North America, Northern Life Insurance Company, Reliastar Life Insurance Company of New York, Reliastar United Services Life Insurance Company, Washington Square Advisers Private Placement Trust Fund and Security Connecticut Life Insurance Company (collectively, together with their respective successors and assigns, the

"Noteholders"), which provide, among other things, for the issuance and sale by the Borrower of $20,000,000 aggregate principal amount of its 6.44% Series A Senior Secured Notes due 2005 (the "Series A Notes") and $40,000,000 aggregate principal amount of the Borrower's 6.93% Series B Senior Secured Notes due 2008 (the "Series B Notes" and together with the Series A Notes, the "Insurance Company Notes").

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, Swing Line Loans, all Reimbursement Obligations, Rate Hedging Obligations all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent, the Issuer or any indemnified party arising under the Loan Documents.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Outstanding Credit Exposure" means (i) as to any Lender at any time, the sum of (x) the aggregate principal amount of its Loans outstanding at such time, plus (y) an amount equal to its Pro Rata Share of the LC Obligations at such time, and (ii) as to the Swing Line Lender only, at any time, the aggregate principal amount of outstanding Swing Line Loans at such time.

         "Other Taxes" has the meaning specified in Section 3.5(ii).

         "Participants" has the meaning specified in Section 12.2.1.

         "Payment Date" means the last Business Day of each month of March, June, September and December from and including the Closing Date through and including the Facility Termination Date.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Performance Letter of Credit" means a Letter of Credit qualifying as a "performance-based standby letter of credit" under 12 CFR Part 3, Appendix A,
Section 3(b)(2)(i) or any successor U.S. Comptroller of the Currency regulation and issued by an Issuing Bank under the terms of this Agreement.

         "Permitted Business" means the businesses of Borrower and its Subsidiaries carried on as of the Closing Date and any businesses, services or activities incident or related thereto.

         "Permitted Business Investments" means:

                  (i) loans and other extensions of credit to officers, directors and employees of Borrower or any Subsidiary for travel, entertainment, moving and similar expenses or advances made in direct furtherance and in the ordinary course of the business of Borrower or the Subsidiaries, provided that the aggregate principal amount of loans and other extensions of credit made pursuant to this clause (a) does not exceed $1,500,000 at any one time outstanding;

                  (ii) loans to employees for signing bonuses in the ordinary course of business of Borrower and its Subsidiaries;

                  (iii) Investments in joint ventures operating a Permitted Business not to exceed 5% of Borrower's Consolidated Net Worth unless such Investment could reasonably be expected to have a Material Adverse Effect;

                  (iv) Loans and other extensions of credit to an officer of employee of Borrower or a Subsidiary extended in connection with hiring that Person that is the functional equivalent of a signing bonus and is to be forgiven over time if said Person continues his or her employment;

                  (v) Investments by Foreign Subsidiaries in other Foreign Subsidiaries;

                  (vi) Investments by Borrower in Domestic Subsidiaries and Investments by Domestic Subsidiaries in Borrower; and

                  (vii) Investments by Borrower in Foreign Subsidiaries, which Investments are effected after the Closing Date, such Investments not to exceed $10,000,000 in the aggregate outstanding at any one time, and to be evidenced by a promissory note or other similar document that is pledged to the Agent as Collateral; and

                  (viii)   Investments by Subsidiaries in Borrower.

         "Permitted Financial Investments" means the following kinds of instruments:

                  (i) receivables arising from the sale of goods and services in the ordinary course of business of Borrower or any Subsidiaries;

                  (ii) currency or commodity price hedging agreements, using customary ISDA swap documentation or comparable documentation, entered into with a Lender for the purpose of hedging actual exposure on the currency or commodity price risks of its business and not speculation;

                  (iii) Capital Stock or obligations or securities received in settlement of debts (created in the ordinary course of business) owing to Borrower or any Subsidiary; and

                  (iv) Investments in Capital Stock of publicly traded companies provided the aggregate Investment therein does not ever exceed $250,000.

         "Permitted Indebtedness" shall mean without duplication (i) deferred taxes and other expenses incurred in the ordinary course of business; (ii) Indebtedness of a Domestic Subsidiary to Borrower or another Domestic Subsidiary; (iii) Indebtedness of a Foreign Subsidiary to a Foreign Subsidiary;
(iv) Indebtedness of Borrower to a Domestic Subsidiary or a Foreign Subsidiary, so long as such Indebtedness is subordinated to all of Borrower's or its Subsidiaries' Indebtedness to Lenders pursuant to the Subordination Agreement; and (v) Indebtedness constituting the net obligations of a Person as of the date of a required calculation under currency or commodity hedging agreements entered into with one of the Lenders in the ordinary course of business and not for the purposes of speculation.

         "Permitted Liens" means any of the following:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books;

                  (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

                  (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

                  (iv) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (v) utility easements, building and zoning restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way adversely affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries;

                  (vi) judgment and attachment liens not giving rise to a Default or liens created by or existing from any litigation or legal proceeding that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted, and for which adequate reserves have been made to the extent required by Agreement Accounting Principles in respect of a claim not to exceed $500,000;

                  (vii) liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback in favor of collecting or payor banks with respect to money or instruments of the Borrower or any of its Subsidiaries on deposit with or in possession of such bank; and

                  (viii) customary set off rights and related financial settlement procedures under Rate Hedging Obligations entered into for the purpose of hedging and not for speculation;

provided, that the term "Permitted Liens" shall not include any Lien securing Indebtedness.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to a Lender, a portion equal to a fraction the numerator of which is such Lender's Commitment and the denominator of which is the Aggregate Commitment.

         "Purchasers" has the meaning specified in Section 12.3.1.

         "Qualified Stock" means, with respect to any Person, any common stock of such Person or a Subsidiary of such Person.

         "Rate Hedging Agreement" means an agreement, device or arrangement entered into with any Lender providing for payments which are related to fluctuations of interest rates, exchange rates or forward rates, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants.

         "Rate Hedging Obligation" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Hedging Agreements, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Hedging Agreement.

         "Refunded Swing Line Loans" has the meaning specified in Section 2.1.2(ii).

         "Regulations U, T and X" means the corresponding regulation of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors, and all official rulings and interpretations thereunder or thereof.

         "Reimbursement Obligations" means, at any time, the aggregate of all obligations of the Borrower then outstanding under Section 2.19 to reimburse the Issuer for amounts paid by the Issuer in respect of any one or more drawings under Facility LCs.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" has the meaning specified in Section 9.6.

         "Required Lenders" means Lenders in the aggregate having at least 51% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 51% of the aggregate Outstanding Credit Exposure.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Credit Commitment" means, for each Lender, the obligation of such Lender to make Revolving Credit Loans, other than Swing Line Loans, to Borrower in an amount not exceeding the amount set forth opposite its signature below or as set forth in any assignment executed pursuant to Section 12.3.1, as modified from time to time pursuant to the terms hereof.

         "Revolving Credit Loan" means a loan made under Section 2.1 or 2.2 but shall not include a participation in a Facility LC.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means the Obligations.

         "Shaw EBITDA" means, for any period, EBITDA for the Borrower and its Subsidiaries, minus EBITDA attributable to the Stone & Webster Assets, plus Stone & Webster EBITDA. For purposes of calculating the Leverage Ratio only, in calculation of Shaw EBITDA, (i) for any Acquisition permitted hereunder by Borrower or a Subsidiary of any Person or assets during a Calculation Period for which EBITDA is calculated (a) the EBITDA of said Person or assets for the trailing twelve (12) months immediately preceding the Acquisition shall be included in the first such calculation with respect to said Person or assets and
(b) in any subsequent calculation, to the extent such Person or asset's EBITDA is not consolidated with Borrower's under Agreement Accounting Principles for a full Calculation Period, the actual EBITDA of such Person or assets for the most recent period prior to the time it was acquired by Borrower or a Subsidiary shall be added to the EBITDA of Borrower to reach a total of a full Calculation Period's EBITDA for such Person or assets being a part of the calculation of Borrower's EBITDA; and (ii) Shaw EBITDA shall be reduced by EBITDA attributable to any assets sold during the applicable Calculation Period.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Standby Facility LC" means Facility LC which is issued as a standby letter of credit.

         "Stone & Webster" means Stone & Webster, Incorporated, a Delaware corporation.

         "Stone & Webster Acquisition" means the acquisition of the Stone & Webster Assets pursuant to the Acquisition Agreement.

         "Stone & Webster Assets" means the assets of Stone & Webster to be acquired by Borrower or one of its Subsidiaries pursuant to the Acquisition Agreement.

         "Stone & Webster EBITDA" means EBITDA attributable to the Stone & Webster Assets and the Subsidiary or Subsidiaries of Borrower that own the Stone & Webster Assets after the Stone & Webster Acquisition. For any Calculation Period that ends prior to the date that is four (4) full calendar quarters following the Stone & Webster Acquisition, such EBITDA shall be calculated by annualizing such EBITDA for the period beginning with the Stone & Webster Acquisition and ending at the end of such Calculation Period. For purposes of calculating the Leverage Ratio only, Stone & Webster EBITDA shall be reduced by EBITDA attributable to any Stone & Webster Assets sold during the applicable Calculation Period.

         "Subordination Agreement" means the Intercompany Subordination among the Borrower, all Foreign Subsidiaries and Domestic Subsidiaries and the Agent dated as of the Closing Date.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Swing Line Commitment" means the Swing Line Lender's obligation to make Swing Line Loans pursuant to Section 2.1.2.

         "Swing Line Lender" means Bank One in its capacity as provider of the Swing Line Loans.

         "Swing Line Loan" or "Swing Line Loans" has the meaning specified in
Section 2.1.2.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

         "Transferee" has the meaning specified in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.


                                   ARTICLE II

                                   THE CREDITS

         2.1. Commitments.

                  2.1.1. Loan Commitment. (A) From and including the Effective Date and prior to the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to (a) make Loans to the Borrower and (b) participate in Facility LCs issued upon the request of the Borrower, provided that, after giving effect to the making of each such Loan and the issuance of each such Facility LC,
         (i) such Lender's Outstanding Credit Exposure shall not exceed the sum of its Revolving Credit Commitment and its Facility LC Commitment; (ii) the total Facility LCs outstanding shall not exceed the Aggregate Facility LC Commitment; (iii) the total Revolving Credit Loan outstanding shall not exceed the Aggregate Revolving Credit Commitment; and (iv) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. All Commitments shall expire on the Facility Termination Date. The Issuer will issue Facility LCs hereunder on the terms and conditions set forth in Section 2.19.

                  (B) The Borrower may, at its option and subject to the conditions described in this Section, increase the Aggregate Commitment one time by increasing the Aggregate Revolving Credit Commitment to an amount equal to the sum of the Aggregate Revolving Credit Commitment on the date immediately preceding the date on which the increase occurs plus One Hundred Million Dollars ($100,000,000), or such lesser amount as the Borrower may specify in the Commitment Increase Notice. Borrower may exercise its option to so increase the Aggregate Revolving Credit Commitment only if the following conditions are satisfied:

                  (i) no Default or Unmatured Default exists hereunder, and the Borrower shall have delivered a certificate to Agent from an officer of Borrower stating that no Default or Unmatured Default exists;

                  (ii) the representations and warranties of the Borrower contained in Article V shall be true and correct except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on such earlier date;

                  (iii) the Guarantors shall have consented to such increase in writing; and

                  (iv) the Borrower shall execute new Notes evidencing the increased Commitments of the Lenders, at the Lenders' request.

Notwithstanding the foregoing, after giving effect to this Section, (i) the Aggregate Commitment will not exceed $400,000,000, (ii) the Aggregate Revolving Credit Commitment will not exceed $300,000.000, and (iii) the terms and conditions hereof shall remain substantially the same as on the Effective Date. Further, none of the Lenders are obligated to increase their Commitments to comply with this Section, and no Lender's Commitment will be increased without written consent from such Lender.

                  2.1.2. Swing Line Commitment. (i) Subject to the terms and conditions hereof, the Swing Line Lender agrees at any time and from time to time on and after the Effective Date and prior to the Facility Termination Date, to make Swing Line loans (each a "Swing Line Loan" and collectively, the "Swing Line Loans") to the Borrower in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, which Swing Line Loans (x) shall be made and maintained pursuant to one or more Advances comprised of Floating Rate Advances and which shall not be entitled to be converted into Eurodollar Advances, (y) shall be made in the minimum amount of $100,000 (or if less, in the aggregate amount of the remaining unused portion of the Aggregate Revolving Credit Commitment), and (z) may be repaid and, so long as no Default or Unmatured Default exists hereunder, reborrowed, at the option of the Borrower, in accordance with the provisions hereof. Swing Line Loans shall constitute "Loans" for all purposes hereunder, except they shall be held by the Swing Line Lender (subject to sub-clause (ii) below) and, only for purposes of calculating the commitment fee under Section 2.5, shall not be considered a utilization of the Commitment of any Lender hereunder. Notwithstanding the foregoing, the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment.

                           (ii) If any Swing Line Loan is not repaid when due, the Swing Line Lender shall give notice to the Agent to request each Lender, including the Swing Line Lender, to make a Loan as a Floating Rate Advance in an amount equal to the product of such Lender's Pro Rata Share times the outstanding principal balance of such Swing Line Loan (the "Refunded Swing Line Loan") outstanding on the date such notice is given; provided that the provision of this subsection shall not affect the obligation of the Borrower to prepay Swing Line Loans in accordance with Section 2.2. Unless the Commitments shall have expired or terminated, each Lender shall make the proceeds of such Loan available to the Agent for the account of the Swing Line Lender on the next Business Day following such request, in immediately available funds. The proceeds of such Loans shall be immediately applied to repay the Refunded Swing Line Loan.

                           (iii) At any time before or after a Default or Unmatured Default, if the Commitments shall have expired or be terminated while any Swing Line Loan is outstanding, each Lender, at the sole option of the Swing Line Lender shall either (A) notwithstanding the expiration or termination of the Commitments, make a Loan as a Floating Rate Advance, which such Loan shall be deemed a "Loan" for all purposes of this Agreement and the other Loan Documents, or (B) be deemed, without further action by any Person, to have purchased from the Swing Line Lender a participation in such Swing Line Loan, in either case in an amount equal to the product of such Lender's Pro Rata Share times the outstanding principal balance of such Swing Line Loan. The Agent shall notify each such Lender of the amount of such Loan or participation, and such Lender will transfer to the Agent for the account of the Swing Line Lender on the next Business Day following such notice, in immediately available funds, the amount of such Loan or participation.

                           (iv) If any such Lender shall not have so made its Loan or its percentage participation available to the Agent pursuant to this Section 2.1.2, such Lender agrees to pay interest thereon for each day from such date until the date such amount is paid at the lesser of
         (x) the Federal Funds Effective Rate for such day for the first three days and thereafter the interest rate applicable to the Loan, and (y) the Highest Lawful Rate. Whenever, at any time after the Agent has received from any Lender such Lender's Loan or participating interest in a Swing Line Loan, the Agent receives any payment on account thereof, the Agent will pay to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's Loan or participating interest was outstanding and funded), which payment shall be subject to repayment by such Lender if such payment received by the Agent is required to be returned. Each Revolving Credit Lender's obligation to make the Loans or purchase such participating interests pursuant to this Section 2.1.2 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender or any other Person may have against the Swing Line Lender, the Agent or any other Person for any reason whatsoever;
         (B) the occurrence or continuance of a Default or an Unmatured Default or the termination of the Commitments; (C) the occurrence of any Material Adverse Effect; (D) any breach of this Agreement by the Borrower or any other Lender; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Swing Line Loan, once so participated by any Lender, shall cease to be a Swing Line Loan with respect to that amount for purposes of this Agreement, but shall continue to be a Loan.

         2.2. Required Payments, Termination. The Borrower shall make the following mandatory payments:

         (i) The Aggregate Outstanding Credit Exposure and all other unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date;

         (ii) Each Swing Line Loan shall be paid in full on the fifth Business Day from the date such Swing Line Loan was made by the Swing Line Lender;

         (iii) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. The Lenders shall never be required to make any Advance or issue or participate in any Facility LC, and the Swing Line Lender shall never be required to make any Swing Line Loan, that would cause the Aggregate Outstanding Credit Exposure to exceed the Aggregate Commitment, and no Lender shall be required to make any Advance or issue or participate in any Facility LC that would cause such Lender's Outstanding Credit Exposure to exceed its individual, total Commitment. If the Aggregate Outstanding Credit Exposure exceeds the Aggregate Commitment, the Borrower shall immediately repay the principal of the Revolving Credit Loans in an amount equal to such excess. If after giving effect to any such principal repayment there shall be in existence a Collateral Shortfall Amount, Borrower shall immediately pay to the Agent such Collateral Shortfall Amount in immediately available funds, which funds shall be held in the Facility LC Collateral Shortfall Account.

         (iv) Upon the sale of any other asset, including stock in any of Borrower's Subsidiaries allowed under Section 6.13, for $5,000,000 or more in cash proceeds, the entire amount of the net cash proceeds resulting therefrom shall be applied to reduce the outstanding principal balance under the Revolving Credit Loans, and the Aggregate Revolving Credit Commitment and the Aggregate Commitment shall both be automatically and permanently reduced by such amount and the Revolving Credit Commitment of each Lender shall automatically reduce by its Pro Rata Share thereof, provided if, at the time of such sale, the Leverage Ratio, after giving effect to such sale and paydown, is less than 2.5 to 1.0, there shall be no such reduction of the Aggregate Commitment or the Aggregate Revolving Credit Commitment. Any non-cash proceeds received from such sale shall be pledged as additional Collateral.

         2.3. Ratable Loans. Each Advance hereunder, other than Advance of Swing Line Loans, shall consist of Loans made from the several Lenders ratably according to their Pro Rata Shares.

         2.4. Types of Advances. The Advances (other than Advances made in respect of a Swing Line Loan which must be Floating Rate Advances) may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

         2.5. Commitment Fee, Reductions in Aggregate Commitment. (i) The Borrower agrees to pay to the Agent for the account of each Lender according to its Pro Rata Share a commitment fee at a per annum rate equal to the Applicable Fee Rate on the average daily Available Aggregate Commitment from the Closing Date to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date. The Borrower may permanently reduce the Aggregate Commitment in whole, or in part by reducing either the Aggregate

Revolving Credit Commitment or the Aggregate Facility LC Commitment ratably among the Lenders in integral multiples of $10,000,000, upon at least three Business Day's written notice to the Agent, which notice shall specify the amount of any such reduction and which of the Aggregate Revolving Credit Commitment or the Aggregate Facility LC Commitment is being reduced, provided, however, that (i) the amount of the Aggregate Commitment may not be reduced below the Aggregate Outstanding Credit Exposure; (ii) the amount of the Aggregate Revolving Credit Commitment shall not be reduced below the amount of outstanding Revolving Credit Loans, and, (iii) the Aggregate Facility LC Agreement shall not be reduced below the amount of the LC Obligations. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Credit Extensions hereunder.

                  (ii) The Aggregate Commitment, the Aggregate Revolving Credit Commitment, and the corresponding Commitments of each Lender shall be automatically and permanently reduced to the extent and in the manner set forth in Sections 2.2(iv).

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $10,000,000 (and in multiples of $500,000 if in excess thereof), and each Floating Rate Advance other than those constituting Swing Line Loans, shall be in the minimum amount of $5,000,000 (and in multiples of $500,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the remaining unused portion of the Aggregate Revolving Credit Commitment.

         2.7. Optional Principal Payments. The Borrower may from time to time pay or prepay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $1,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Agent. The Borrower may from time to time pay or prepay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three Business Days' prior notice to the Agent.

         2.8. Method of Selecting Types and Interest Periods for New Advances.

                  2.8.1 Loans. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 11:00 a.m. Chicago time on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii)     the aggregate amount of such Advance,

                  (iii)    the Type of Advance selected, and

                  (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

         The Agent shall promptly notify each Lender of the receipt of a Borrowing Notice. Not later than 2:00 p.m. Chicago time on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address. The Borrower shall be entitled to have a maximum of five separate Eurodollar Advances hereunder for all Loans outstanding at any one time.

                  2.8.2 Swing Line Loans. Whenever the Borrower requires an Advance under the Swing Line Loans, it shall give written notice thereof (or telephonic notice promptly confirmed in writing) to the Swing Line Lender not later than 11:00 a.m. Chicago, Illinois time on the date of such Advance. Each notice shall be irrevocable and shall specify the aggregate principal amount of such Advance and the Borrowing Date of such Advance (which shall be a Business Day). No later than 2:00 p.m. Chicago, Illinois time on the requested Date, the Swing Line Lender shall make available to the Borrower in immediately available funds the amount of such Advance at the Borrower's general deposit account maintained with the Swing Line Bank, or as otherwise directed by the Borrower.

         2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with Sections 2.2 or 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. Chicago time at least three Business Days prior to the date of the requested conversion or continuation, specifying:

         (i) the requested date, which shall be a Business Day, of such conversion or continuation,

         (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

         (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

Advances under the Swing Line Loan shall at all times remain Floating Rate Advances, and may not be converted into Eurodollar Advances.

         2.10. Change in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance (and on which date, if a conversion has occurred, the Eurodollar Rate is charged), at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate or Applicable Margin, as applicable. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. Changes in the rate of interest on that portion of any Advance maintained as a Eurodollar Advance will take effect simultaneously with each change in the Applicable Margin regardless of whether such date falls during an existing Interest Period. No Interest Period may end after the Facility Termination Date.

         2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the lesser of (x) the Eurodollar Rate calculated by adding the Applicable Margin for Level VI (as set forth on the Pricing Schedule) plus 2% per annum and (y) the Highest Lawful Rate, (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the lesser of (x) the Floating Rate calculated by adding the Applicable Margin for Level VI plus 2% per annum and (y) the Highest Lawful Rate and (iii) the LC Fee shall be calculated by using the Applicable Margin for Level VI increased by 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above and the increase in the LC Fee set forth in clause (iii) above shall be applicable to all Credit Extensions without any election or action on the part of the Agent or any Lender.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the following address: Bank One, NA, One Banc One Plaza, 11th Floor, Chicago, Illinois 60670 (or by wire transfer to the Agent in accordance with Agent's written instructions), or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall (except in the case of Reimbursement Obligations for which the Issuer has not been fully indemnified by the Lenders, or as otherwise specifically required hereunder) be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest, Reimbursement Obligations and fees as it becomes due hereunder. Each reference to the Agent in this Section 2.12 shall also be deemed to refer, and shall apply equally, to the Issuer, in the case of payments required to be made by the Borrower to the Issuer pursuant to Section 2.19.6.

         2.13. Noteless Agreement, Evidence of Indebtedness. (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (ii)     The Agent shall also maintain accounts in which it will record
                  (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, (c) the original stated amount of each Facility LC and the amount of LC Obligations outstanding at any time, and (d) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded, provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

         (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit 2.13(iv) attached hereto. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section ------- 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and
                  (ii) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates, Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on the last day of each calendar month, commencing with the first such date to occur after the Closing Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than the last day of any calendar month shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest on Eurodollar Advances, commitment fees and LC Fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment. Notwithstanding the foregoing, the Borrower will pay to the Agent, for the account of each Lender, interest at the applicable rate in accordance with Section 2.11.

         2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Promptly after notice from the Issuer, the Agent will notify each Lender of the contents of each request for issuance of a Facility LC hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans and its participation in any LC Obligations and the Issuer may book the Facility LCs at any Lending Installation selected by such Lender or the Issuer, as the case may be, and may change its Lending Installation from time to time.

All terms of this Agreement shall apply to any such Lending Installation and the Loans, Facility LCs, participations in LC Obligations and any Notes issued hereunder shall be deemed held by each Lender or the Issuer, as the case may be, for the benefit of any such Lending Installation. Each Lender and the Issuer may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it or Facility LCs will be issued by it and for whose account Loan payments or payments with respect to Facility LCs are to be made.

         2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19. Facility LCs.

                  2.19.1. Issuance. The Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue commercial and standby (both payment and performance) letters of credit (each, a "Facility LC") and to renew, extend, increase, decrease or otherwise modify each Facility LC ("Modify,"and each such action a "Modification"), from time to time from and including the Effective Date and prior to the Facility Termination Date upon the request of the Borrower; provided that immediately after each such Facility LC is issued or Modified, (i) the aggregate amount of the outstanding LC Obligations shall not exceed the Aggregate Facility LC Commitment and (ii) the Aggregate Outstanding Credit Exposure shall not exceed the Aggregate Commitment. No Facility LC issued on or after the initial Credit Extension Date shall have an expiry date later than the earlier of (x) the fifth Business Day prior to the Facility Termination Date and (y) one year after its issuance; provided that any Facility LC may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the fifth Business Day prior to the Facility Termination Date).

                  2.19.2. Participations. Upon the issuance or Modification by the Issuer of a Facility LC in accordance with this Section 2.19, the Issuer shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Issuer, a participation in such Facility LC (and each Modification thereof and the related LC Obligations in proportion to its Pro Rata Share).

                  2.19.3. Notice. Subject to Section 2.19.1, the Borrower shall give the Issuer notice prior to 10:00 a.m. (Chicago time) at least five Business Days prior to the proposed date of issuance or Modification of each Facility LC, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Facility LC, and describing the proposed terms of such Facility LC and the nature of the transactions proposed to be supported thereby, including whether such shall be a Standby Facility LC. Upon receipt of such notice, the Issuer shall promptly notify the Agent, and the Agent shall promptly notify each Lender, of the contents thereof and of the amount of such Lender's participation in such proposed Facility LC. The issuance or Modification by the Issuer of any Facility LC shall, in addition to the conditions precedent set forth in Article IV (the satisfaction of which the Issuer shall have no duty to ascertain), be subject to the conditions precedent that such Facility LC shall be satisfactory to the Issuer and that the Borrower shall have executed and delivered such application agreement and/or such other instruments and agreements relating to such Facility LC as the Issuer shall have reasonably requested (each, a "Facility LC Application"). In the event of any conflict between the terms of this Agreement and the terms of any Facility LC Application, the terms of this Agreement shall control.

                  2.19.4. LC Fees. (a) The Borrower shall pay to the Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, a fee on each Standby Facility LC at a per annum rate equal to the Applicable Fee Rate in effect from time to time multiplied times the face amount of such Standby Facility LC, such fee to be payable in arrears on each Payment Date (such fee an "LC Fee"). The Borrower shall also pay to the Issuer for its own account (x) at the time of issuance of each Standby Facility LC, a fronting fee (the "Fronting Fee") equal to .125% per annum multiplied times the amount of such Standby Facility LC remaining undrawn, and (y) documentary and processing charges in connection with the issuance or Modification of and draws under Facility LCs in accordance with the Issuer's standard schedule for such charges as in effect from time to time.

                  (b) The Borrower shall pay to the Agent, for the account of the Lenders, ratably in accordance with their respective Pro Rata Shares, a fee on each Commercial Facility LC, such fees to be the usual and customary fees charged by Issuer.

                  2.19.5. Administration, Reimbursement by Lenders. Upon receipt from the beneficiary of any Facility LC of any demand for payment under such Facility LC, the Issuer shall notify the Agent and the Agent shall promptly notify the Borrower and each other Lender as to the amount to be paid by the Issuer as a result of such demand and the proposed payment date (the "LC Payment Date"). The responsibility of the Issuer to the Borrower and each Lender shall be only to determine that the documents (including each demand for payment) delivered under each Facility LC in connection with such presentment shall be in conformity in all material respects with such Facility LC. The Issuer shall endeavor to exercise the same care in the issuance and administration of the Facility LCs as it does with respect to letters of credit in which no participations are granted, it being understood that in the absence of any gross negligence or willful misconduct by the Issuer, each Lender shall be unconditionally and irrevocably liable without regard to the occurrence of any Default or any condition precedent whatsoever, to reimburse the Issuer on demand for (i) such Lender's Pro Rata Share of the amount of each payment made by the Issuer under each Facility LC to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.19.6 below, plus (ii) interest on the foregoing amount to be reimbursed by such Lender, for each day from the date of the Issuer's demand for such reimbursement (or, if such demand is made after 11:00 a.m. (Chicago time) on such date, from the next succeeding Business Day) to the date on which such Lender pays the amount to be reimbursed by it, at a rate of interest per annum equal to the Federal Funds Effective Rate for the first three days and, thereafter, at a rate of interest equal to the rate applicable to Floating Rate Advances.

                  2.19.6. Reimbursement by Borrower. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuer on or before the applicable LC Payment Date for any amounts to be paid by the Issuer upon any drawing under any Facility LC, without presentment, demand, protest or other formalities of any kind; provided that neither the Borrower nor any Lender shall hereby be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower or such Lender to the extent, but only to the extent, caused by (i) the willful misconduct or gross negligence of the Issuer in determining whether a request presented under any Facility LC issued by it complied with the terms of such Facility LC or (ii) the Issuer's failure to pay under any Facility LC issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. All Reimbursement Obligations shall bear interest, payable on demand, for each day until paid at a rate per annum equal to (x) the rate applicable to Floating Rate Advances for such day if such day falls on or before the applicable LC Payment Date and (y) the sum of 2% plus the rate applicable to Floating Rate Advances for such day if such day falls after such LC Payment Date. The Issuer will pay to each Lender ratably in accordance with its Pro Rata Share all amounts received by it from the Borrower for application in payment, in whole or in part, of the Reimbursement Obligation in respect of any Facility LC issued by the Issuer, but only to the extent such Lender has made payment to the Issuer in respect of such Facility LC pursuant to Section 2.19.5. Subject to the terms and conditions of this Agreement (including without limitation the submission of a Borrowing Notice in compliance with Section 2.8 and the satisfaction of the applicable conditions precedent set forth in Article IV), the Borrower may request an Advance hereunder for the purpose of satisfying any Reimbursement Obligation.

                  2.19.7. Obligations Absolute. The Borrower's obligations under this Section 2.19 shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuer, any Lender or any beneficiary of a Facility LC. The Borrower further agrees with the Issuer and the Lenders that the Issuer and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligation in respect of any Facility LC shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Facility LC or any financing institution or other party to whom any Facility LC may be transferred or any claims or defenses whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Facility LC or any such transferee. The Issuer shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Facility LC. The Borrower agrees that any action taken or omitted by the Issuer or any Lender under or in connection with each Facility LC and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the Issuer or any Lender under any liability to the Borrower. Nothing in this Section 2.19.7 is intended to limit the right of the Borrower to make a claim against the Issuer for damages as contemplated by the proviso to the first sentence of Section 2.19.6.

                  2.19.8. Actions of Issuer. The Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Facility LC, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuer. The Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.19, the Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holders of a participation in any Facility LC.

                  2.19.9. Indemnification. The Borrower hereby agrees to indemnify and hold harmless each Lender, the Issuer and the Agent, and their respective directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the Issuer or the Agent may incur (or which may be claimed against such Lender, the Issuer or the Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Facility LC or any actual or proposed use of any Facility LC, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the Issuer hereunder (but nothing herein contained shall affect any rights the Borrower may have against any defaulting Lender) or (ii) by reason of or on account of the Issuer issuing any Facility LC which specifies that the term "Beneficiary" included therein includes any successor by operation of law of the named Beneficiary, but which Facility LC does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuer, evidencing the appointment of such successor Beneficiary, provided that the Borrower shall not be required to indemnify any Lender, the Issuer or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (x) the willful misconduct or gross negligence of the Issuer or (y) the Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of such Facility LC. Nothing in this Section 2.19.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

                  2.19.10. Lenders' Indemnification. Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the Issuer, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct or the Issuer's failure to pay under any Facility LC after the presentation to it of a request strictly complying with the terms and conditions of the Facility LC) that such indemnitees may suffer or incur in connection with this Section 2.19 or any action taken or omitted by such indemnitees hereunder.

                  2.19.11. Facility LC Collateral Account. The Borrower agrees that it will, upon the request of the Agent or the Required Lenders and until the final expiration date of any Facility LC and thereafter as long as any amount is payable to the Issuer or the Lenders in respect of any Facility LC, maintain a special collateral account pursuant to arrangements satisfactory to the Agent (the "Facility LC Collateral Account") at the Agent's office at the address specified pursuant to
         Article XIII, in the name of the Borrower but under the sole dominion and control of the Agent, for the benefit of the Lenders and in which such Borrower shall have no interest other than as set forth in Section
         8.1. The Borrower hereby pledges, assigns and grants to the Agent, on behalf of and for the ratable benefit of the Lenders and the Issuer, a security interest in all of the Borrower's right, title and interest in and to all funds which may from time to time be on deposit in the Facility LC Collateral Account to secure the prompt and complete payment and performance of the Obligations. The Agent will invest any funds on deposit from time to time in the Facility LC Collateral Account in certificates of deposit of Bank One having a maturity not exceeding 30 days. Nothing in this Section 2.19.11 shall either obligate the Agent to require the Borrower to deposit any funds in the Facility LC Collateral Account or limit the right of the Agent to release any funds held in the Facility LC Collateral Account in each case other than as required by Section 8.1.

                  2.19.12. Rights as a Lender. In its capacity as a Lender, the Issuer shall have the same rights and obligations as any other Lender.

         2.20. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a

Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit 12.3.1 and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5.


                                   ARTICLE III

                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. (a) If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

         (i) subjects any Lender or any applicable Lending Installation or the Issuer to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender or the Issuer in respect of its Eurodollar Loans, Facility LCs or participations therein, or

         (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation or the Issuer (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

         (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation or the Issuer of making, funding or maintaining its Eurodollar Loans, or of issuing or participating in Facility LCs, or reduces any amount receivable by any Lender or any applicable Lending Installation or the Issuer in connection with its Eurodollar Loans, Facility LCs or participations therein, or requires any Lender or any applicable Lending Installation or the Issuer to make any payment calculated by reference to the amount of Eurodollar Loans, Facility LCs or participations therein held or interest or LC Fees received by it, by an amount deemed material by such Lender or the Issuer as the case may be, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation or the Issuer, as the case may be, of making or maintaining its Eurodollar Loans, Commitment or Swing Line Commitment, or of issuing or participating in Facility LCs or to reduce the return received by such Lender or applicable Lending Installation or the Issuer, as the case may be, in connection with such Eurodollar Loans, Commitment, Facility LCs or participations therein, then, within 3 days of demand by such Lender or the Issuer, as the case may be, the Borrower shall pay such Lender or the Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuer, as the case may be, for such increased cost or reduction in amount received. A Lender claiming compensation under this section shall notify the Borrower in writing of such claim, and shall only be entitled to compensation under this Section 3.1 for increased costs occurring (i) from and after the date of such notice until the events giving rise to such claim have ceased to exist, and (ii) during the one hundred twenty (120) day period preceding the date the Borrower receives notice from Agent or such Lender setting forth the described claim for compensation.

         (b) Borrower may, if obligated to make a payment under this Section 3.1, require the Lender(s) collecting such payment to (i) change its Lending Installation to a different location so as to minimize such payment obligation or (ii) sell its interests herein to a Lender or other Person reasonably satisfactory to Agent.

         3.2. Changes in Capital Adequacy Regulations. (a) If a Lender or the Issuer determines the amount of capital required or expected to be maintained by such Lender or the Issuer, any Lending Installation of such Lender or the Issuer, or any corporation controlling such Lender or the Issuer is increased as a result of a Change, then, within 3 days of demand by such Lender or the Issuer, the Borrower shall pay such Lender or the Issuer the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender or the Issuer determines is attributable to this Agreement, its Outstanding Credit Exposure or its Commitment to make Loans and issue or participate in Facility LCs, as the case may be, hereunder (after taking into account such Lender's or the Issuer's policies as to capital adequacy). "Change" means (i) any change after the Closing Date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the Closing Date which affects the amount of capital required or expected to be maintained by any Lender or the Issuer or any Lending Installation or any corporation controlling any Lender or the Issuer. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the Closing Date, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the Closing Date. A Lender claiming compensation under this section shall notify the Borrower in writing of such claim, and shall only be entitled to compensation under this Section 3.2 for increased costs as a result of a Change occurring (i) from and after the date of such notice until the events giving rise to such claim have ceased to exist, and (ii) during the one hundred twenty (120) day period preceding the date the Borrower receives notice from Agent or such Lender setting forth the described claim for compensation resulting from such Change.

         (b) Borrower may, if obligated to make a payment under this Section 3.2, require the Lender(s) collecting such payment to (i) change its Lending Installation to a different location so as to minimize such payment obligation or (ii) sell its interests herein to a Lender or other Person reasonably satisfactory to Agent.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes. (i) All payments by the Borrower to or for the account of any Lender, the Issuer or the Agent hereunder or under any Note or Facility LC Application shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Issuer or the Agent,
(a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender, the Issuer or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or Facility LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note or Facility LC Application ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent, the Issuer and each Lender for the full amount of Taxes or

                  Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent, the Issuer or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date it becomes a Lender, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 or replacement or successor forms as the case may be, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9 when it becomes a Lender, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         (viii) In the event that Borrower reimburses any Lender or the Agent for any Taxes or pays any Taxes on any Lender's or the Agent's behalf pursuant to this Section 3.5 and such Lender or Agent thereafter receives any refund or credit of such Taxes, such Lender or Agent shall promptly pay Borrower the amount of any such refund or credit.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be presumed correct in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

         3.7. Effect of Yield Protection. The provisions of Sections 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 shall be interpreted in the broadest possible terms to include any increased costs, payments or reduced income for any reason, including but specifically not by way of limitation, due to taxes, capital adequacy provisions, reserve requirements, withholding obligations, costs due to the payment of any sums on a date other than the regularly scheduled date or for any other reason. The Borrower does hereby indemnify and hold harmless the Agent and each Lender for all such costs and does hereby agree to pay same or cover the Agent's or any Lender's expenses or losses in regard to same. The Borrower shall pay such sums to the Agent or to any Lender as are necessary to mitigate all such items. This obligation is in addition to all other Obligations of the Borrower hereunder.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         4.1. Initial Credit Extension. The Lenders acknowledge satisfaction of the following conditions precedent or, as applicable, that Borrower has furnished the following to the Agent each in form and substance satisfactory to the Agent and with sufficient copies for the Lenders, where appropriate, executed by the relevant Person and notarized except, in each case, as such shall be listed on Schedule 6.26:

         (i) Copies of the articles or certificate of incorporation or organization, as applicable, of the Borrower and its Domestic Subsidiaries that are Material Subsidiaries, together with all amendments, certified by the appropriate governmental officer in such Person's jurisdiction of organization or at Borrower's option, by an appropriate officer of Borrower or the relevant Subsidiary, along with certificates of good standing and existence or authority to do business as a foreign entity, as applicable.

         (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower and its Domestic Subsidiaries that are Material Subsidiaries, as applicable, of their respective by-laws, operating or other management agreement and of resolutions of their respective boards of directors or members and of any other body authorizing the execution of the Loan Documents to which such Person is a party.

         (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of the Borrower and its Domestic Subsidiaries that are Material Subsidiaries, as applicable, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers or managers of the Borrower and its Domestic Subsidiaries authorized to sign the Loan Documents to which such Person is a party, upon which certificates the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

         (iv) A certificate, signed by the chief financial officer of each Guarantor that is a Material Subsidiary certifying that on the initial Credit Extension Date such Guarantor is solvent, which certificate shall be, substantially in the form of Exhibit 4.1(iv) hereto.

         (v) Both (a) a written opinion or opinions of the Borrower's counsel, addressed to the Lenders and covering such matters as may be required by Agent, in form and substance reasonably satisfactory to the Agent, and (b) an enforceability opinion with respect to the Acquisition Agreement.

         (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

         (vii) Written money transfer instructions, in substantially the form of Exhibit 4.1(vii), addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (viii) The payment to the Agent and the Lenders of all fees and expenses agreed upon by such Person and the Borrower including those agreed to in that certain Agent and Fee Letter dated July 3, 2000, as amended; execution of such Fee Letter and amendments in effect on the date hereof).

         (ix)     The Original Agreement.

         (x)      The Collateral Documents.

         (xi)     The Subordination Agreement.

         (xii) There shall not have occurred, in the Agent's sole discretion, a Material Adverse Effect in respect of the Borrower and its Subsidiaries on a consolidated basis since August 31, 1999 or in respect of the Stone & Webster Assets from the pro forma financial statements dated July 1, 2000.

         (xiii) There shall not have occurred, in the Agent's sole discretion, any material adverse change in primary and secondary loan syndication markets or capital markets generally that would impair syndication of the Loans.

         (xiv)    The insurance certificate described in Section 5.21.

         (xv) Lien searches on the Borrower and each Guarantor in the jurisdictions requested by the Agent, together with waivers from the holders of any Liens (other than Permitted Liens) as deemed necessary by the Lenders.

         (xvi) Evidence satisfactory to the Agent that all of the Borrower's Obligations (as defined in the Existing Facility) shall, simultaneously with the effectiveness of this

                  Agreement, be paid in full with the proceeds of the Indebtedness incurred under this Agreement and the liens and security interests granted in connection therewith shall be terminated and released.

         (xvii) Evidence satisfactory to the Agent that all of the outstanding obligations under the Note Purchase Agreement shall, simultaneously with the effectiveness of this Agreement, be paid in full with the proceeds of the indebtedness incurred under this Agreement and the liens and security interests granted in connection therewith shall be terminated and released.

         (xviii) Evidence satisfactory to the Agent that the respective directors of the Borrower or its Subsidiary or Subsidiaries acquiring the Stone & Webster Assets have approved the Stone & Webster Acquisition and that all regulatory and legal approvals for the Stone & Webster Acquisition have been obtained.

         (xix) Evidence satisfactory to Agent that the Acquisition Agreement has been approved by the judge presiding in the Stone & Webster bankruptcy proceeding in the form of an order reasonably satisfactory to Agent authorizing the Stone & Webster Acquisition and ordering the same to be made free and clear of all liens, claims and encumbrances with respect to the Stone & Webster Assets, except for minor encumbrances provided for in the Acquisition Agreement or the documents evidencing the conveyance of the Stone & Webster Assets that are approved by Borrower and Agent.

         (xx) Receipt and approval by Agent of all material terms relating to the Stone & Webster Acquisition.

         (xxi) The representations and warranties contained in the Acquisition Agreement shall be accurate and all material conditions contained therein shall have been satisfied (other than the fact that the order approving the Stone & Webster Acquisition has not yet become final).

         (xxii) Evidence satisfactory to the Agent of the payment of all Indebtedness owing by Stone & Webster, except as shown on
                  Schedule 4.1(xxii), a copy of all documents evidencing or securing said Indebtedness and an agreement with the issuers of any Letters of Credit issued for the account of Stone & Webster as to the continuation thereof and release of all collateral securing such Letters of Credit.

         (xxiii) Agent shall have received copies of any fairness opinion available to Borrower related to the Stone & Webster Acquisition.

         (xxiv) No litigation shall be pending that (i) has resulted in or requests an injunction or restraining order prohibiting the Stone & Webster Acquisition or the Loan, or (ii) could reasonably be expected, if adversely decided, to result in a Material Adverse Effect on Borrower or have a material adverse effect on the Stone & Webster Assets as a whole.

         (xxv) The calculation shown on Schedule 4.1(xxv) shall be true and correct, Borrower shall be in pro forma and historical compliance with all covenants contained in Article VI hereof, including specifically, without limitation, those contained in
                  Section 6.22 (but excluding the covenant contained in Section 6.22.2).

         (xxvi) A listing of all Investments in excess of $1,000,000 by the Borrower or a Domestic Subsidiary in any Foreign Subsidiary.

         (xxvii) Such other documents as any Lender or its counsel may have reasonably requested.

         4.2. Each Credit Extension. In addition to the above, the Lenders shall not be required to make any Credit Extension unless on the applicable Credit Extension Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Credit Extension Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii)    Agent has received a Borrowing Request.

         (iv) All legal matters incidental to the making of such Credit Extension shall be satisfactory to the Lenders and their counsel.

         (v) Borrower has and has caused the Guarantors to execute and deliver this Agreement to the Agent.

         4.3. Reaffirmations of Warranties. Each Borrowing Notice or request for issuance of a Facility LC with respect to each such Credit Extension shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of
Exhibit 6.1(iv) as a condition to making a Credit Extension.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         The Borrower for itself and each of its Domestic Subsidiaries represents and warrants to the Lenders that:

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is a corporation, partnership (in the case of Subsidiaries only) or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except where the failure to so qualify would not have a Material Adverse Effect.

         5.2. Authorization and Validity. The Borrower and each of its Subsidiaries has the requisite power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by the Borrower and each of its Subsidiaries of the Loan Documents to which it is a party and the performance of its respective obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower and each of its Subsidiaries is a party constitute legal, valid and binding obligations of such Person enforceable against such Person in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower or any of its Domestic Subsidiaries of any of the Loan Documents to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Material Subsidiaries, except for such violations or defaults as would not have a Material Adverse Effect or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or any Subsidiary pursuant to the terms of any such indenture, instrument or agreement, except for such conflicts, violations or defaults as would not have a Material Adverse Effect. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Domestic Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations, the performance by any Material Subsidiary of its obligations under its Guaranty or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements. The August 31, 1999 and all subsequently provided consolidated financial statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present, in all material respects, the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended.

         5.5. Material Adverse Change. Since August 31, 1999 there has been no change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and each of its Domestic Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except (i) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles and as to which no Lien exists, and (ii) for such failures to file or failures to pay as could not have a Material Adverse Effect. No tax liens have been filed with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in all material respects in accordance with Agreement Accounting Principles.

         5.7. Litigation and Contingent Obligations. Except as disclosed on
Schedule 5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their executive officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Credit Extensions. Except as disclosed on Schedule 5.7, other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4 which should be disclosed under Agreement Accounting Principles.

         5.8. Subsidiaries. Schedule 5.8 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement, setting forth for each Subsidiary (a) such Subsidiary's jurisdiction of incorporation or organization, (b) the percentage of such Subsidiary's capital stock or other ownership interests owned by the Borrower or any other Subsidiary, (c) the principal places of business and the chief executive offices of such Subsidiary,
(d) the locations of any inventory or equipment owned by such Subsidiary and (e) any past names or d/b/a's used by such Subsidiary during the two (2) years prior to the Closing Date and whether each of such Subsidiaries is a Material Subsidiary. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. The Unfunded Liabilities of all Single Employer Plans do not in the aggregate exceed $2,000,000. Neither the Borrower nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans in excess of $2,000,000 in the aggregate. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan that could have a Material Adverse Effect, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U, T and X. The Loans and other transactions contemplated hereunder will not violate the provisions of Regulations U, T or X.

         5.12. Material Agreements. Except as disclosed on Schedule 5.12, neither the Borrower nor any Subsidiary is a party to any loan transaction or guaranty of the Indebtedness of another Person as of the Closing Date. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness in excess of $2,000,000.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property except where the failure to so comply could not have a Material Adverse Effect.

         5.14. Ownership of Properties. Except as set forth on Schedule 5.14, on the Closing Date, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Credit Extensions hereunder gives rise to a prohibited transaction that could have a Material Adverse Effect within the meaning of Section 406 of ERISA or
Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that any noncompliance, if any, of Borrower or any of its Subsidiaries with Environmental

Laws could not reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. No Default. On the Effective Date, no Default or Unmatured Default will have occurred or be continuing.

         5.20. Post-Retirement Benefits. The present value of the expected cost of post-retirement medical and insurance benefits payable by the Borrower and its Subsidiaries to its employees and former employees, as estimated by the Borrower in accordance with procedures and assumptions deemed reasonable by the Required Lenders, does not exceed $2,000,000.

         5.21. Insurance. The certificate signed by the President or Chief Financial Officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate in all material respects. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.22. Solvency. (i) Immediately after the consummation of the transactions that occurred on the Closing Date and immediately following the making of each Credit Extension, if any, made on the Closing Date and after giving effect to the application of the proceeds of such Credit Extension and as of the Effective Date, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date and as of the Effective Date.

         (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.

         5.23. Bond Obligations. As of the Closing Date, neither the Borrower nor any of its Domestic Subsidiaries have any reimbursement or guaranty obligations owing to bonding companies except as described on Schedule 5.23 attached hereto.


                                   ARTICLE VI

                                   COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the
Lenders:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, it being understood that the Borrower's auditors as of the Closing Date are acceptable to the Agent and the Lenders, prepared in accordance with Agreement Accounting Principles on a consolidated for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by (a) any management letter prepared by said accountants, and (b) a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default under any of the terms, covenants, provisions or conditions of
                  Section 6.22 insofar as they relate to accounting matters, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

         (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years and within 90 days of the end of the final fiscal quarter, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such quarterly period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer.

         (iii) As soon as available, but in any event prior to the beginning of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and funds flow statement) of the Borrower for the upcoming fiscal year.

         (iv) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit 6.1(iv) signed by its Chief Financial Officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

         (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the Chief Financial Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries.

         (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

         (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports, except for those filed on Form S-8, which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

         (x) Promptly upon request by the Agent or the Required Lenders, such information as will facilitate an annual on site inspection and audit of Borrower's Inventory and equipment (or any other collateral the subject of the Collateral Documents).

         (xi) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will use the proceeds of the Advances and the Letters of Credit solely (i) to refinance Indebtedness of the Borrower and its Subsidiaries under the Existing Facility and the Note Purchase Agreement, (ii) for the Borrower's and its Subsidiaries' working capital and general corporate purposes, including the issuance of the Facility LCs, (iii) to make Acquisitions permitted hereunder, including the Stone & Webster Acquisition and (iv) for the concurrent repayment of Indebtedness owing by Stone & Webster and support for or replacement of Letters of Credit currently outstanding for the account of Stone & Webster. Such purposes will not violate and are otherwise consistent with the terms of the Loan Documents and all laws, rules and regulations, including Regulations T, U and X. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business; Books and Records. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, shall maintain books and records thereof in accordance with Agreement Accounting Principles and its current practice, and shall do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted except for (i) mergers and consolidations of Subsidiaries with and into Borrower or any Domestic Subsidiaries, to the extent permitted under Section 6.12 hereof, (ii) the dissolution or liquidation of Subsidiaries if the net proceeds from any such dissolution are paid to Borrower or any Domestic Subsidiary, and (iii) any failure of a Subsidiary to be in good standing where such failure could not have a Material Adverse Effect.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles. At any time that the Borrower or any of its Subsidiaries is organized as a limited liability company, each such limited liability company will qualify for partnership tax treatment under United States federal tax law.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and in each case, (a) with such deductibles and with such self-insurance provisions as are customarily maintained by similar businesses, and (b) naming the Agent as loss payee or as an additional insured, as appropriate, for the benefit of the Lenders and, in any case consistent with the requirements of the Pledge and Security Agreement. The Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws and ERISA except for such failures to comply as could not reasonably be expected to have a Material Adverse Effect.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except that the foregoing shall not apply to Property disposed of by Borrower in accordance with
Section 6.13 hereof.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than stock splits, dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that any Subsidiary may declare and pay dividends or make distributions to the Borrower or to any domestic Wholly-Owned Subsidiary, provided this shall not prohibit purchases of common stock by Borrower or its Subsidiaries or a trust pursuant to an employee benefit plan or the cashless exercise of stock options or warrants to purchase common stock of Borrower by Borrower or a trust that in each case has been approved by the Board of Directors of Borrower.

         6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)      Indebtedness created hereunder.

         (ii) Indebtedness, including, without limitation, contingent liabilities, existing on the Closing Date and described in
                  Schedule 6.11(ii).

         (iii) Indebtedness incurred in the ordinary course of business in connection with the acquisition of Property by the Borrower, or any Subsidiary (excluding Indebtedness assumed on any assets acquired pursuant to an Acquisition), provided that such Indebtedness shall not exceed the value of the Property so acquired, and in any event, such purchase money Indebtedness shall not exceed Ten Million Dollars ($10,000,000) in the aggregate.

         (iv) Secured or unsecured Indebtedness assumed by the Borrower or a Subsidiary in connection with an Acquisition permitted hereunder and not discharged on the Closing Date which, in the aggregate, shall not exceed Twenty Million Dollars ($20,000,000); provided that any Lien securing any such secured Indebtedness shall attach only to the Property securing such Indebtedness prior to its assumption.

         (v)      Permitted Indebtedness.

         (vi) Indebtedness of Foreign Subsidiaries to the Borrower or a Domestic Subsidiary incurred to facilitate the operations and funding of said Foreign Subsidiaries not to exceed the sum of
                  (a) such Indebtedness to the extent outstanding on the Closing Date and described on Schedule 6.11(ii) plus (b) $10,000,000 in the aggregate outstanding at any one time, provided, all such Indebtedness is evidenced by promissory notes that become part of the Collateral in a manner reasonably satisfactory to the Agent.

         (vii) Indebtedness of Foreign Subsidiaries to non-Affiliates of Borrower in an amount not to exceed $10,000,000.

         (viii) Indebtedness that constitutes a renewal, refinancing or extension of any Indebtedness referred to in this Section 6.11; provided, that (A) no Lien existing at the time of such renewal, refinancing or extension shall be extended to cover any property not already subject to such Lien, and (B) the principal amount of any Indebtedness renewed, refinanced or extended shall not exceed the amount of such Indebtedness outstanding immediately prior to such renewal, refinancing or extension.

         6.12. Merger. The Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that if at the time thereof and immediately after giving effect thereto no Default or Unmatured Default shall have occurred and be continuing, (i) any Subsidiary may merge into or be consolidated with the Borrower in a transaction in which the Borrower is the surviving Person, (ii) any Subsidiary may merge into or be consolidated with any

Domestic Subsidiary in a transaction in which the surviving entity is a Domestic Subsidiary, (iii) any foreign Subsidiary may merge into or be consolidated with any foreign Subsidiary and (iv) mergers and consolidations constituting Acquisitions permitted under Section 6.24.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Material Subsidiary to, lease, sell or otherwise dispose of (in one transaction or in a series of transactions) its Property to any other Person, except:

         (i)      Sales of Inventory in the ordinary course of business.

         (ii) The sale of the stock or assets of Nordic in accordance with the provisions of Section 2.2(iv).

         (iii) The sale of the ethylene process engineering business, all related assets and related office building located in Harris County, Texas to an unrelated third party in an arms-length transaction.

         (iv) Sales, leases or other dispositions by Borrower or any Subsidiary of obsolete, underutilized, damaged or defective Property or equipment that is no longer used or useful in the business of Borrower or its Subsidiaries.

         (v) Any sale, lease or other disposition by or among the Borrower and its Domestic Subsidiaries, or among the Domestic Subsidiaries, or from one Foreign Subsidiary to another Foreign Subsidiary.

         (vi) Licenses by Borrower or any Subsidiary of patents, trademarks, copyrights, know-how, or other intellectual property to any other Person in the ordinary course of business.

         (vii) The sale of other assets not to exceed 10% of Borrower's tangible net worth, calculated pursuant to Agreement Accounting Principles, per annum.

         6.14. Investments and Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Foreign Subsidiaries), or commitments therefor, or to create any Subsidiary (except in accordance with Sections 6.23 and 6.24) or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

         (i)      Cash Equivalent Investments.

         (ii) Existing Investments in existence on the Closing Date and described in Schedule 6.14(ii) in an amount not greater than the amount thereof on the Closing Date.

         (iii)    Acquisitions permitted under Sections 6.24 or 6.25.

         (iv) Investments in the proposed Entergy Joint Venture with Entergy Wholesale Operation, not to exceed $10,000,000 in the aggregate for project related financing, which Investments are nonrecourse to the Borrower and to each Subsidiary.

         (v) Investments in corporate debt obligations rated AA- or better by Standard & Poor's or Aa3 or better by Moody's Investment Service and maturing not more than twelve (12) months from the date of acquisition thereof.

         (vi) Repurchase agreements, which shall be collateralized for at least 100% of face value, issued by any of the Banks or any other bank or trust company organized under the laws of the United States or any state thereof, which bank or trust company (other than the Banks to which such restrictions shall not apply) is a member of both the Federal Deposit Insurance Corporation and the Federal Reserve System and is rated B or better by Thompson Bank Watch Service (all of which must mature within twelve (12) months from the time of acquisition thereof).

         (vii) Settlement accounts between the Borrower and its Domestic Subsidiaries or its Domestic Subsidiaries and other Domestic Subsidiaries.

         (viii) Property and buildings necessary to the operations of the Borrower and its Subsidiaries.

         (ix)     Permitted Business Investments.

         (x)      Permitted Financial Investments.

         (xi) Investments by Borrower or any Subsidiary thereof in any Person to the extent the consideration paid consists solely of Qualified Stock of Borrower, unless the nature of such Investment could reasonably be expected to cause a Material Adverse Effect.

         (xii) Investments not otherwise permitted above, provided that the aggregate amount (at original cost) of all such Investments of the Borrower and all of its Subsidiaries at any time outstanding shall not exceed $2,500,000.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, nor will it covenant with any other Person not to grant such a Lien to the Agent, except:

         (i)      Permitted Liens.

         (ii) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

         (iii) Liens existing on the Closing Date and described in Schedule 6.15(iii).

         (iv) Liens incurred in connection with any Acquisition permitted under Section 6.24.

         (v) Liens securing Indebtedness permitted under Sections 6.11(iii), (iv) or (vii).

         (vi) Any renewal, extension or replacement of any Lien referred to in subparagraphs (iii) and (iv) above; provided, that no Lien arising or existing as a result of such extension, renewal or replacement shall be extended to cover any property not theretofore subject to the Lien being extended, renewed or replaced and provided further that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of the Indebtedness so secured at the time of such extension, renewal or replacement.

         6.16. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction, provided, this Section 6.16 shall not prohibit inter-company transfers not otherwise restricted hereunder.

         6.17. Prepayment of Other Indebtedness. The Borrower will not, and will not permit any Subsidiary to make voluntary prepayments of principal or interest on any other of the Borrower's or such Subsidiary's Indebtedness except as expressly provided herein or amend or obtain or grant a waiver of any term of any of such Indebtedness, without the prior written consent of the Required Lenders other than in respect of inter-company transfers or inter-company Indebtedness not otherwise prohibited hereunder.

         6.18. Sale of Accounts. The Borrower will not, nor will it permit any Subsidiary to, sell or otherwise dispose of any notes receivable or Accounts, with or without recourse; provided that the foregoing shall not limit or restrict compromises of doubtful or disputed accounts in the ordinary course of business of Borrower and the Subsidiaries.

         6.19. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except for:

         (i) endorsement of instruments for deposit or collection in the ordinary course of business,

         (ii)     Reimbursement Obligations,

         (iii)    the Guaranty,

         (iv)     Intentionally deleted,

         (v) guaranties and other Contingent Obligations listed on Schedule 6.19(v) attached hereto,

         (vi) guaranties by Borrower or any of its Subsidiaries made in the ordinary course of business of any payment to a vendor of goods or services to the Borrower or its Subsidiaries or guaranties by Borrower of any obligations of the Domestic Subsidiaries owed to any customer of Borrower or a Domestic Subsidiary made with respect to the performance by Borrower or such Domestic Subsidiary of a contract for the sale of goods or the delivery of services to such customer,

         (vii) such Contingent Obligations as would be permitted to be incurred if such Contingent Obligations were incurred as Indebtedness by such Borrower under Section 6.11, and

         (viii) reimbursement or guaranty obligations owing to bonding companies issuing bonds on behalf of the Company or any of its Domestic Subsidiaries incurred in the ordinary course of the Company's business.

         6.20. Letters of Credit. The Borrower will not, nor will it permit any Subsidiary to, apply for or become liable upon or in respect of any Letter of Credit other than Facility LCs.

         6.21. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, except Rate Hedging Agreements made for nonspeculative purposes.

         6.22. Financial Covenants.

                  6.22.1. Leverage Ratio. Commencing with the first full fiscal quarter following the Closing Date, and for each fiscal quarter thereafter, the Borrower will not at any time permit the ratio of (i) Consolidated Total Debt, to (ii) Shaw EBITDA, for the then most-recently ended four fiscal quarters, to be greater than that shown on the following grid for the periods indicated:

                  Closing Date         -   February 27, 2001   -   3.5 to 1.0
                  February 28, 2001    -   May 30, 2001        -   3.25 to 1.0
                  May 31, 2001         -   August 30, 2001     -   3.0 to 1.0
                  August 31, 2001      -   November 29, 2001   -   2.75 to 1.0
                  November 30, 2001 and thereafter             -   2.5 to 1.0

                  6.22.2. Fixed Charge Coverage Ratio. Commencing with the first full fiscal quarter following the Closing Date, and for each fiscal quarter thereafter, the Borrower will not, at any time, permit the ratio, for the then most-recently ended four fiscal quarters, except that for the first fiscal year after the Closing Date the ratio will be calculated from the beginning of the fiscal year to the end of the most recent fiscal quarter, of (i) Shaw EBITDA, minus Capital Expenditures for said periods, to (ii) Consolidated Interest Expense, plus principal payments actually paid (or scheduled to be paid) during said periods on any Indebtedness and cash taxes actually paid during said periods to be less than 1.50 to 1.0.

                  6.22.3. Minimum Consolidated Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of
         (i) $306,850,000, plus (ii) 75% of Consolidated Net Income (if positive) earned in each fiscal quarter ending subsequent to the Closing Date, plus (iii) 90% of any amount recorded on the consolidated balance sheet of the Borrower from the issuance of any equity.

                  6.22.4. Capital Expenditures. The Borrower will not, nor will it permit its Subsidiaries, in the aggregate to, expend, or be committed to expend, in excess of $30,000,000 for Capital Expenditures including all Capitalized Leases, during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries exclusive of acquisitions otherwise permitted under this Agreement.

         6.23. Subsidiaries. The Borrower will, and will cause each of its Domestic Subsidiaries to, cause any Person (whether now existing or hereafter created) becoming a Material Subsidiary that is or becomes a Domestic Subsidiary of the Borrower (i) to execute, in form and substance satisfactory to the Agent, a guaranty in favor of the Agent for the benefit of the Lenders sufficient to obligate such Subsidiary for repayment of all or a portion of the Obligations and (ii) to execute, in form and substance satisfactory to the Agent, a security agreement and/or other security instruments in favor of the Agent for the benefit of the Lenders sufficient to pledge all or a portion of such Subsidiary's assets as would constitute Collateral as security for the Obligations. The Borrower and each Subsidiary shall have pledged at all times to the Agent for the benefit of the Lenders 100% of Borrower's and a Domestic Subsidiary's ownership interest in any Domestic Subsidiary that is a Material Subsidiary and 66% of Borrower's and a Domestic Subsidiary's ownership interest in any Foreign Subsidiary pursuant to a pledge agreement in form and substance satisfactory to the Agent.

         6.24. Acquisitions. The Borrower will not, and will not permit any Subsidiary to, make any Acquisition without the prior written consent of the Required Lenders if the aggregate cash consideration aforesaid (defined as total net cash to be paid, plus Indebtedness and Contingent Obligations to be assumed in connection with any Acquisition), plus the Acquisition costs associated with such Acquisition exceeds $10,000,000, provided Acquisitions contemplated by the Acquisition Agreement shall be permitted by this Section 6.24. For Acquisitions for which the aggregate cash consideration is less than $10,000,000, no such consent shall be required so long as (i) the acquisition target is in the same or similar line of business as Borrower and its subsidiaries; (ii) the Borrower or a Domestic Subsidiary is the surviving entity holding one hundred percent (100%) of the capital stock or membership interests in the Acquisition target;
(iii) no Default or Unmatured Default shall exist before or after any Acquisition; (iv) all Acquisitions shall be completed in accordance with applicable laws; (v) Agent shall be provided with satisfactory opinions with regard to any acquisition as it may request; (vi) the terms of Section 6.23 are satisfied, and (vii) the board of directors of the Acquisition target approves the Acquisition.

         6.25. Limitation on Leases. The Borrower will not, and will not allow its Subsidiaries to incur, on a consolidated basis, operating leases requiring total payments of more than $16,000,000 per annum excluding (i) operating leases recorded in the Borrower's financial statements as cost of sales and fully reimbursable to the Borrower by non-affiliated third parties on arm's length terms and (ii) lease obligations related to Stone & Webster's office space at 245 Summer St., Boston, Massachusetts.

         6.26. Post Closing Obligations. Borrower shall complete the post closing document delivery and other obligations and performance requirements set forth on Schedule 6.26 in accordance with the due dates for such performance as set forth on such Schedule.


                                   ARTICLE VII

                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Credit Extension, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of (i) principal when due, (ii) interest within three
(3) days of when due on any Loan, (iii) nonpayment of any Reimbursement Obligation, or (iv) nonpayment of any commitment fee, LC Fee or other obligations under any of the Loan Documents after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of Sections 6.2, 6.3, or 6.10 through 6.25.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within fifteen (15) days.

          7.5. Failure of the Borrower or any of its Subsidiaries or any Subsidiary to pay when due any Indebtedness aggregating in excess of $2,000,000 ("Material Indebtedness"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

         7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

         7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

         7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower or any Guarantor which, when taken together with all other Property of the Borrower or such Guarantor so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

         7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $2,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $2,000,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $2,000,000 or requires payments exceeding $500,000 per annum.

         7.12. The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $2,000,000.

         7.13. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.14. Any Change in Control shall occur.

         7.15. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.16. Any Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of any Guaranty to which it is a party, or any Guarantor shall deny that it has any further liability under any Guaranty to which it is a party, or shall give notice to such effect.

         7.17. Except with respect to the items noted on Schedule 6.26, any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in any collateral purported to be covered thereby, except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document.

         7.18. The representations and warranties set forth in Section 5.15 (Plan Assets; Prohibited Transactions) shall at any time not be true and correct.

         7.19. The Borrower or any Subsidiary shall fail to pay when due under any Operating Lease, any obligation with respect to a Letter of Credit, or any Contingent Obligation.

         7.20. Nonpayment by the Borrower of any Rate Hedging Obligation when due or the breach by the Borrower of any term, provision or condition contained in any Rate Hedging Agreement.


                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration; Facility LC Collateral Account. (i) If any Default described in Section 7.6 or 7.7 occurs, the obligations of the Lenders to make Credit Extensions hereunder and the obligation and power of the Issuer to issue Facility LCs shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent, the Issuer or any Lender and the Borrower will be and become thereby unconditionally obligated, without any further notice, act or demand, to pay to the Agent an amount in immediately available funds, which funds shall be held in the Facility LC Collateral Account, equal to the difference of (x) the amount of LC Obligations at such time, less (y) the amount on deposit in the Facility LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the "Collateral Shortfall Amount"). If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may (a) terminate or suspend the obligations of the Lenders to make Credit Extensions hereunder and the obligation and power of the Issuer to issue Facility LCs, or declare the Obligations and any affected Lender may declare the Rate Hedging Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (b) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (ii) If at any time while any Default is continuing, the Agent determines that the Collateral Shortfall Amount at such time is greater than zero, the Agent may make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Agent the Collateral Shortfall Amount, which funds shall be deposited in the Facility LC Collateral Account.

         (iii) The Agent may at any time or from time to time after funds are deposited in the Facility LC Collateral Account, apply such funds to the payment of the Obligations and any other amounts as shall from time to time have become due and payable by the Borrower to the Lenders or the Issuer under the Loan Documents.

         (iv) At any time while any Default is continuing, neither the Borrower nor any Person claiming on behalf or of through the Borrower shall have any right to withdraw any of the funds held in the Facility LC Collateral Account. After all of the Obligations have been indefeasibly paid in full and the Aggregate Commitment has been terminated, any funds remaining, in the Facility LC Collateral Account shall be returned by the Agent to the Borrower or paid to whomever may be legally entitled thereto at such time.

         (v) If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Credit Extensions and the obligation and power of the Issuer to issue Facility LCs hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan, or extend the expiry date of any Facility LC to a date after the Facility Termination Date or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof or any Reimbursement Obligation related thereto, or reduce the rate or extend the time of payment of interest or fees on any Loan or any Reimbursement Obligations related thereto.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Facility Termination Date or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment, the Revolving Credit Commitment or the Facility LC Commitment or permit the Borrower to assign its rights under this Agreement.

         (iv)     Amend this Section 8.2 or Section 11.2.

         (v) Release any Guarantor of any Credit Extension or, except as provided in the Collateral Documents, release any substantial part of the Collateral during any calendar year. For purposes of this subsection, "substantial" means any Collateral, the aggregate book value of which is worth an amount equal to or greater than ten percent (10%) of the tangible net worth of Borrower calculated pursuant to Agreement Accounting Principles per annum.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent, and no amendment of any provision relating to the Issuer shall be effective without the written consent of the Issuer. The Agent may waive payment of the fee required under Section
12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders, the Issuer or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent, the Issuer and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, neither the Issuer nor any Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         9.4. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent, the Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent, the Issuer and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13. In the event of any conflict between the terms of this Agreement and those of any other Loan Document, the terms of this Agreement shall control, subject to the provisions of Section 9.16.

         9.5. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

         9.6. Expenses; Indemnification. (i) The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Agent, the Arranger, the Issuer and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger, the Issuer and the Lenders, which attorneys may be employees of the Agent, the Arranger, the Issuer or the Lenders) paid or incurred by the Agent, the Arranger, the Issuer or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, the cost and expense of an annual on site inspection and audit of Borrower's Inventory (or any other collateral the subject of the Collateral Documents) and costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time the Agent may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by the Agent from information furnished to it by or on behalf of the Borrower, after the Agent has exercised its rights of inspection pursuant to this Agreement.

         (ii) The Borrower hereby further agrees to indemnify the Agent, the Arranger, the Issuer and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, the Issuer or any Lender is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Credit Extension hereunder, INCLUDING ANY OF SUCH ARISING FROM ANY OF SAID INDEMNIFIED PARTIES' OWN NEGLIGENCE OR UNDER ANY DOCTRINE OF STRICT LIABILITY, except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification. The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

         9.7. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.8. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

         9.9. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.10. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders, the Issuer and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger, the Issuer nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger, the Issuer nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger, the Issuer nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger, the Issuer nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.11. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process,
(v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

         9.12. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Credit Extensions provided for herein.

         9.13. Disclosure. Each party hereto (i) acknowledges and agrees that the Agent, Issuer or any Lender and/or their respective Affiliates from time to time may hold other investments in, make other loans to or have other relationships with the Borrower and its Subsidiaries, and (ii) waive any liability of any such party to any other party hereto, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of the party holding such investment, making such other loan or having such other relationship with the Borrower and its Subsidiaries.

         9.14. Interest. Each provision in this Agreement and each other Loan Document is expressly limited so that in no event whatsoever shall the amount paid, or otherwise agreed to be paid, to the Agent or any Lender, or charged, contracted for, reserved, taken or received by the Agent or any Lender, for the use, forbearance or detention of the money to be loaned under this Agreement or any Loan Document or otherwise (including any sums paid as required by any covenant or obligation contained herein or in any other Loan Document which is for the use, forbearance or detention of such money), exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate, and all amounts owed under this Agreement and each other Loan Document shall be held to be subject to reduction to the effect that such amounts so paid or agreed to be paid, charged, contracted for, reserved, taken or received which are for the use, forbearance or detention of money under this Agreement or such Loan Document shall in no event exceed that amount of money which would cause the effective rate of interest to exceed the Highest Lawful Rate. Anything herein or in any Note or any other Loan Document to the contrary notwithstanding, the Borrower shall not be required to pay unearned interest and the Borrower shall not be required to pay interest on the Obligations at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable hereunder, under such Note or such Loan Documents would exceed the Highest Lawful Rate, or if any Lender or the holder of such Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower hereunder or under such Note or other Loan Documents to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Borrower shall be reduced to the amount allowed under applicable law and (b) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall in the first instance be credited on the principal of the Obligations of the Borrower (or if all such Obligations shall have been paid in full, refunded to the Borrower). It is further agreed that, without limitation of the foregoing, all calculations of the rate of interest contracted for, reserved, taken, charged or received by any Lender under the Notes and the Obligations and under the other Loan Documents are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate, and shall be made, to the extent permitted by usury laws applicable to such Lender, by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Notes and this Agreement all interest at any time contracted for, charged or received by such Lender in connection therewith. Furthermore, in the event that the maturity of any Obligation is accelerated or in the event of any required or permitted prepayment, then such consideration that constitutes interest under applicable law may never include more than the maximum amount allowed by applicable law and excess interest, if any, provided for in this Agreement, any Note or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be refunded to the Borrower.

         9.15 Excess Share Certificates. The Agent and the Lenders acknowledge that circumstances have required that the Borrower deliver to Agent such stock certificates of Foreign Subsidiaries as were available at the Closing Date, and in some cases, while the Borrower has agreed to pledge to the Agent and the Lenders only 66% of the Capital Stock of first tier Foreign Subsidiaries, the Borrower has in fact delivered to Agent stock certificates representing, in some cases, 100% of the Capital Stock of certain Foreign Subsidiaries. Lender and Agent acknowledge and agree that in no event shall Agent or any Lender be deemed to have (and they each hereby disclaim and deny) any Lien upon, security interest in or claim upon any shares of Capital Stock in excess of 66% thereof, and the Agent and the Lenders agree to surrender such stock certificates as may evidence more than 66% of the Capital Stock of any Foreign Subsidiary to the Borrower upon request of Borrower, in exchange for a stock certificate representing 66% of the Capital Stock of any such Foreign Subsidiary.

         9.16 Survival of Prior Agreements. The rights and privileges afforded the Agent and the Arranger in that certain Commitment Letter and that certain Fee Letter, both dated July 3, 2000 among said parties and Borrower shall survive the execution of this Agreement and the Closing Date and Agent and Arranger shall continue to be entitled to the benefits thereof.

         9.17 Guarantor's Acknowledgment and Consent. The Borrower is a party to certain Collateral Documents pursuant to which the Borrower has created Liens in favor of the Agent on certain Collateral to secure the Obligations. Each of the Guarantors party hereto is a party to certain Collateral Documents and the Guaranty, pursuant to which each such Guarantor has (i) guarantied the Obligations and (ii) created Liens in favor of the Agent on behalf of the Lenders on certain Collateral to secure the Secured Obligations. The Collateral Documents and the Guaranty are collectively referred to herein as the "Credit Support Documents."

                  Each Guarantor hereby acknowledges that it has reviewed the terms and provisions of this Agreement, the Collateral Documents and the Guaranty and consents to the further amendment of the Original Credit Agreement pursuant to this Agreement. Each Guarantor hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guaranty or secure, as the case may be, to the fullest extent possible the payment and performance of all "Secured Obligations," as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such "Obligations," "Guaranteed Debt" or "Secured Obligations," as the case may be, in respect of the Obligations of the Borrower now or hereafter existing under or in respect of this Agreement and the Notes.

                  Each Guarantor acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Agreement. Each Guarantor represents and warrants that all representations and warranties contained in this Agreement and the other Credit Support Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Agreement, such Guarantor is not required by the terms of the Original Credit Agreement, this Agreement or any other Loan Document to consent to the amendments to the Original Credit Agreement effected pursuant to this Agreement, and (ii) nothing in the Original Credit Agreement, this Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to this Agreement.


                                    ARTICLE X

                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent,"it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders or 100% of the Lenders where required hereunder, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, INCLUDING ANY OF SUCH ARISING FROM THE AGENT'S OWN NEGLIGENCE OR UNDER ANY DOCTRINE OF STRICT LIABILITY, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. Receipt by Agent of a notice of termination from any of the Guarantors under the "Termination" Section of the Guaranty shall be a notice of default.

         10.10. Rights as a Lender. In the event the Agent is a Lender, the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Credit Extensions as any Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person. The Agent, in its individual capacity, is not obligated to remain a Lender.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this
Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to by the Borrower and the Agent pursuant to those certain letter agreements between inter alia, the Agent and the Borrower, each dated July 3, 2000, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such

Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Execution of Collateral Documents. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf the Collateral Documents and all related financing statements and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of the Collateral Documents.

         10.16. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

         10.17 Agents. Notwithstanding anything herein to the contrary, none of Credit Lyonnais New York Branch as Documentation Agent, Firstar Bank, N.A., as Syndication Agent or Union Planters Bank, N.A., as Co-Agent, nor any of their successors and assigns as Agents (other than as the Agent) shall have any duties, obligations or liabilities as Agents (other than as the Agent) in addition to or different from any duties, obligations or liabilities such entities have as Lenders.


                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Outstanding Credit Exposure (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Aggregate Outstanding Credit Exposure held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of the Aggregate Outstanding Credit Exposure. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares of the Aggregate Outstanding Credit Exposure. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Agent may treat the Person which made any Credit Extension or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Agent. Any assignee or transferee of the rights to any Credit Extension or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Credit Extension (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Credit Extension.

         12.2. Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Outstanding Credit Exposure of such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Outstanding Credit Exposure and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest, or any Reimbursement Obligation or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of or interest on any Loan in which such Participant has an interest, or any regularly-scheduled payment of fees on any such Credit Extension or Commitment, releases any guarantor of any such Credit Extension or releases any collateral held in the Facility LC Collateral Account (except in accordance with the terms hereof) or all or substantially all of any other collateral, if any, securing any such Credit Extension.

                  12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3. Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents, provided, any such assignment must be of a Pro Rata Share of both the Revolving Credit Commitment and the Facility LC Commitment of such assignor. Such assignment shall be substantially in the form of Exhibit
         12.3.1 or in such other form as may be agreed to by the parties thereto. The consent of the Borrower, the Issuer and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed ; provided, however, that in the event that the prospective assignee is unable or unwilling to deliver to the Borrower Forms 1001 or 4224 (or successor forms, as applicable) demonstrating such assignee's exemption from United States Taxes with respect to all interest payments to be made to such assignee hereunder, then such inability or unwillingness shall constitute a reasonable basis for refusing to consent to such transfer. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment) or outstanding Credit Extensions (if the applicable Commitment has been terminated).

                  12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Outstanding Credit Exposure under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Outstanding Credit Exposure assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth on its signature page hereof or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV

                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent, the Issuer and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS. WITHOUT LIMITATION OF THE FOREGOING, NOTHING IN THIS AGREEMENT, OR IN THE NOTES OR IN ANY OTHER LOAN DOCUMENT SHALL BE DEEMED TO CONSTITUTE A WAIVER OF ANY RIGHTS WHICH ANY LENDER MAY HAVE UNDER APPLICABLE FEDERAL LEGISLATION RELATING TO THE AMOUNT OF INTEREST WHICH SUCH LENDER MAY CONTRACT FOR, TAKE, RECEIVE OR CHARGE IN RESPECT OF THE LOAN AND THE LOAN DOCUMENTS, INCLUDING ANY RIGHT TO TAKE, RECEIVE, RESERVE AND CHARGE INTEREST AT THE RATE ALLOWED BY THE LAW OF THE STATE WHERE ANY LENDER IS LOCATED.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT, THE ISSUER OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT, THE ISSUER OR ANY LENDER OR ANY AFFILIATE OF THE AGENT, THE ISSUER OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT, THE ISSUER AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         IN WITNESS WHEREOF, the Borrower, the Guarantors, the Lenders and the Agent have executed this Agreement as of the date first above written.


                                       THE SHAW GROUP INC.


                                       By:
                                          ------------------------------------
                                       Name:  Robert L. Belk
                                       Title: Executive Vice President and
                                              Chief Financial Officer

                                       Address: 8545 United Plaza Boulevard
                                                Baton Rouge, Louisiana 70809
                                                Attention:  Robert L. Belk
                                                Telephone: 225-932-2567
                                                Telecopy:   225-925-9146
                                                E-Mail: bob.belk@shawgrp.com

                                GUARANTORS:

                                ACL Piping, Inc.
                                Associated Valve, Inc.
                                B.F. Shaw, Inc.
                                C.B.P. Engineering Corp.
                                Eagle Industries, Inc.
                                Field Services, Inc.
                                Gulf Coast Equipment Rental, Inc.
                                IRM/NAPTech Joint Venture, L.L.C.
                                Lone Star Fabricators, Inc.
                                NAPTech PS Corporation
                                Prospect Industries (Holdings), Inc.
                                S&W Consultants, Inc.
                                SAON Properties, Inc.
                                SECORP, Inc.
                                Shaw Alloy Piping Products, Inc.
                                Shaw Capital, Inc.
                                Shaw Connex, Inc.
                                Shaw Constructors, Inc.
                                Shaw Energy Services, Inc.
                                Shaw Fabricators, Inc.
                                Shaw Fronek A/DE, Inc.
                                Shaw Fronek Company, Inc.
                                Shaw-Fronek Fabrication, Inc.
                                Shaw Fronek Power Services, Inc.
                                Shaw FVF, Inc.
                                Shaw Global Energy Services, Inc.
                                Shaw GRP of California
                                Shaw Industrial Supply Co., Inc.
                                Shaw International, Inc.
                                Shaw JV Holdings, Inc.
                                Shaw JV Holdings, L.L.C.
                                Shaw Maintenance, Inc.
                                Shaw Managed Services, Inc.
                                Shaw Manufacturing and Services, Inc.
                                Shaw NAPTech, Inc.
                                Shaw Pipe Shields, Inc.
                                Shaw Power Services, Inc.
                                Shaw Process and Industrial Group, Inc.
                                Shaw Process Fabricators, Inc.
                                Shaw Services Inc.
                                Shaw Sunland Fabricators, Inc.
                                Shaw Word Industries Fabricators, Inc.

                                Stone & Webster Asia, Inc.
                                Stone & Webster Construction, Inc.
                                Stone & Webster Holding One, Inc.
                                Stone & Webster Holding Two, Inc.
                                Stone & Webster, Inc.
                                Stone & Webster International Holdings, Inc.
                                Stone & Webster International, Inc.
                                Stone & Webster Massachusetts, Inc.
                                Stone & Webster Michigan, Inc.
                                Stone & Webster Purchasing, Inc.
                                SWINC Acquisition Four, Inc.
                                SWINC Acquisition Five, L.L.C.
                                Welding Technology and Supply Inc.
                                Worldwide Industrial Constructors, Inc.


                                By:
                                    -----------------------------------
                                    Secretary

COMMITMENT:                         BANK ONE, NA,
$55,250,000                         as Agent, as a Lender and as Issuer


                                    By:
                                       ---------------------------------
                                    Name: Michael A. Hoskins
                                    Title:   Managing Director

                                    Address:   c/o Bank One Center, 910 Travis
                                               7th Floor
                                               Houston, Texas 77002
                                    Attention: Michael A. Hoskins
                                    Telephone: 713-751-6304
                                    Telecopy:  713-751-6777
                                    E-Mail:    michael_hoskins@mail.bankone.com

COMMITMENT:                               CREDIT LYONNAIS NEW YORK BRANCH,
$37,500,000                               as Documentation Agent and as a Lender


                                          By:
                                             -----------------------------------
                                              Name:
                                                   -----------------------------
                                              Title:
                                                    ----------------------------

COMMITMENT:                        FIRSTAR BANK, N.A., as Syndication Agent and
$40,000,000                        as a Lender


                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

COMMITMENT:                        UNION PLANTERS BANK, N.A.,
$35,000,000                        as Co-Agent and as a Lender

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        BNP PARIBAS HOUSTON AGENCY
$25,000,000

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        HARRIS TRUST & SAVINGS BANK
$18,750,000

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        WACHOVIA BANK, N.A.
$18,500,000

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        THE BANK OF NOVA SCOTIA
$15,000,000

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        THE MITSUBISHI TRUST & BANKING
$15,000,000                        CORPORATION

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        KBC BANK N.V.
$15,000,000

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        BANK HAPOALIM B.M., CHICAGO
$10,000,000                        BRANCH

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        CHANG HWA COMMERCIAL BANK, LTD.,
$7,500,000                         NEW YORK BRANCH

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

COMMITMENT:                        NATEXIS BANQUES POPULAIRES
$7,500,000

                                   By:
                                      ------------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                                  BANC ONE CAPITAL MARKETS, INC.,
                                  as Lead Arranger and Sole Book Runner


                                  By:
                                     ------------------------------------------
                                  Name:  William V. Clifford,
                                  Title: Managing Director

                                  Address:   1717 Main Street
                                             4th Floor
                                             Dallas, Texas 75201
                                  Attention: William V. Clifford
                                  Telephone: (214) 290-3125
                                  Telecopy:  (214) 290-2336
                                  Email: william_v_clifford@ mail.bankone.com

                        Exhibits and Schedules - Page 25

                                                  PRICING SCHEDULE

                                         APPLICABLE        APPLICABLE        FINANCIAL      PERFORMANCE    COMMITMENT
   LEVEL       LEVERAGE RATIO           LIBOR MARGIN       ABR MARGIN         L/C FEE         L/C FEE          FEE
   -----       --------------           ------------       ----------        ---------      -----------    ----------
     I                 <1.00x                  1.500%            0%           1.500%           1.125%         0.375%

    II         > or = to 1.00x, <1.50x         1.750%         0.25%           1.750%           1.313%         0.375%

   III         > or = to 1.50x, <2.00x         2.000%         0.50%           2.000%           1.500%         0.375%

    IV         > or = to 2.00x, <2.50x         2.250%         0.75%           2.250%           1.688%         0.500%

     V         > or = to 2.50x, <3.00x         2.500%         1.00%           2.500%           1.875%         0.500%

    VI             > or = to 3.00x             2.750%         1.25%           2.750%           2.063%         0.500%

o In addition, L/C Issuing Bank receives 12.5bps fronting fee.


         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent financial statements described in Section 6.1(i) and
(ii) of the Credit Agreement (the "Financials"). Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to the Credit Agreement, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered. Pricing for the period until the end of the first two quarters following the Closing shall be at Level V, or higher, if applicable.



                        Exhibits and Schedules - Page 1

                                EXHIBIT 2.13(iv)
                                      NOTE


                                                                          [DATE]


         The Shaw Group Inc., a Louisiana corporation (the "Borrower"), promises to pay to the order of ____________________________________ (the "Lender") the
aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of Bank One, NA in Chicago, Illinois, ______________________, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

         The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

         This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of July __, 2000 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender and Bank One, NA, as Issuer and as Agent. Reference is hereby made to this Agreement for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. This Note is secured pursuant to the Collateral Documents and guaranteed pursuant to the Guaranty, all as more specifically described in the Agreement, and reference is made thereto for a statement of the terms and provisions thereof. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.


                                            THE SHAW GROUP INC.

                                            By:
                                               ---------------------------------
                                            Print Name:
                                                       -------------------------
                                            Title:
                                                  ------------------------------


                        Exhibits and Schedules - Page 2

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                       TO
                            NOTE OF                          ,
                                    ------------------------
                             DATED                          ,
                                   ------------------------


                 Principal        Maturity         Principal
                 Amount of       of Interest         Amount         Unpaid
      Date          Loan           Period             Paid          Balance
      ----       ---------       -----------       ---------        -------








                        Exhibits and Schedules - Page 3

                                 EXHIBIT 4.1(v)
                    FORM OF GUARANTOR'S SOLVENCY CERTIFICATE



To:      The Lenders parties to the
         Credit Agreement Described Below

         This Solvency Certificate is furnished pursuant to that certain Guaranty dated as of July __, 2000 (as amended, modified, renewed or extended from time to time, the "Guaranty") executed by ________________, a _____________________ (the "Guarantor") to the Agent for the benefit of the Lenders party to that certain Credit Agreement dated the date hereof ( as amended, modified, renewed or extended from time to time, the "Agreement") among The Shaw Group Inc., as the Borrower, Bank One, NA, as a Lender, the Agent and the Issuer and the Lenders party thereto. Unless otherwise defined herein, capitalized terms used in this Solvency Certificate have the meanings ascribed thereto in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected Chief Financial Officer of the Guarantor;

         2. (i) Immediately after the consummation of the transactions to occur on the date hereof and immediately following the making of each Credit Extension, if any, made on the date hereof and after giving effect to the application of the proceeds of such Credit Extension, (a) the fair value of the assets of the Guarantor and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Guarantor and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Property of the Guarantor and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Guarantor and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Guarantor and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Guarantor and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the date hereof.

         (ii) The Guarantor does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.


                        Exhibits and Schedules - Page 4

         Executed this _____ day of July, 2000.


                                              [GUARANTOR]



                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                                      Chief Financial Officer











                        Exhibits and Schedules - Page 5

                                EXHIBIT 4.1 (vii)
                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To Bank One, NA, as Agent
(the "Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated July __, 2000 (as the same may be amended or modified, the "Credit Agreement"), among The Shaw Group Inc., a Louisiana corporation (the "Borrower"), the Lenders named therein, the Issuer and the Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

         The Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with
Section 2.14 of the Credit Agreement.

Facility Identification Number(s)

[TO BE DETERMINED]
--------------------------------------------------------------------------------
Customer/Account Name: Shaw Group Inc.
                       ---------------------------------------------------------

Transfer Funds To:
Bank One, NA, Chicago, Illinois
--------------------------------------------------------------------------------
ABA Number: 071000013
--------------------------------------------------------------------------------

For Account No. 1059633
                ----------------------------------------------------------------

Reference/Attention To:
Kathleen Murphy (312) 732-5033
--------------------------------------------------------------------------------

Authorized Officer (Customer Representative)    Date
                                                     ---------------------------

(Please Print)                                  Signature
                                                         -----------------------

Bank Officer Name                               Date
                                                     ---------------------------

(Please Print)                                  Signature
                                                         -----------------------


    (Deliver Completed Form to Credit Support Staff For Immediate Processing)


                        Exhibits and Schedules - Page 6

                                 EXHIBIT 6.1(iv)

                             COMPLIANCE CERTIFICATE



To:      The Lenders party to the
         Credit Agreement Described Below

         This Compliance Certificate is furnished pursuant to that certain Credit Agreement dated as of July __, 2000 (as amended, modified, renewed or extended from time to time, the "Agreement") among The Shaw Group Inc., a Louisiana corporation (the "Borrower"), the lenders party thereto and Bank One, NA, as Agent for the Lenders and as Issuer. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings attributed to them in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1. I am the duly elected chief financial officer of the Borrower.

         2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

         3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below.

         4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Agreement, all of which data and computations are true, complete and correct.

         5. Schedule II attached hereto sets forth the determination of the interest rates to be paid for Advances, the LC Fee rates and the commitment fee rates commencing on the fifth day following the delivery hereof.

         6. Schedule III attached hereto sets forth the various reports and deliveries which are required at this time under the Agreement, the Security Agreements and the other Loan Documents and the status of compliance.

         Described below are the exceptions, if any, to paragraph 3 listing the nature and stating the condition or event which constitutes a Default or Unmatured Default, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

                        Exhibits and Schedules - Page 7

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------

         ------------------------------------------------------------------


         The foregoing certifications, together with the schedules attached hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _____ day of _______________, _____.


                                                  The Shaw Group Inc.



                                                  By:
                                                     ---------------------------
                                                  Name:
                                                       -------------------------
                                                  Title:
                                                        ------------------------


                        Exhibits and Schedules - Page 8

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of _________, ____ with
                          Provisions of Section 6.22 of
                                  the Agreement








                        Exhibits and Schedules - Page 9

                      SCHEDULE II TO COMPLIANCE CERTIFICATE

                    Borrower's Applicable Margin Calculation










                        Exhibits and Schedules - Page 10

                     SCHEDULE III TO COMPLIANCE CERTIFICATE

                      Reports and Deliveries Currently Due
















                        Exhibits and Schedules - Page 11

                                 EXHIBIT 12.3.1

                              ASSIGNMENT AGREEMENT

         This Assignment Agreement (this "Assignment Agreement") between _______________ ___________________(the "Assignor") and
_________________________ (the "Assignee") is dated as of _____________, 20___.
The parties hereto agree as follows:

         1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

         2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement and the other Loan Documents, such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents relating to the facilities listed in Item 3 of Schedule 1. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of
Schedule 1.

         3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after this Assignment Agreement, together with any consents required under the Credit Agreement, are delivered to the Agent. In no event will the Effective Date occur if (i) the payments required to be made by the Assignee to the Assignor on the Effective Date are not made on the proposed Effective Date and (ii) the payment of the recordation fee, described in Section 5 of this Assignment Agreement, is not made to the Agent on or before the Effective Date. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, the Effective Date will not occur unless the Assignee delivers to the Borrower and the Agent concurrently with the Effective Date two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or replacement or successor forms, as the case may be), certifying in either case that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         4. PAYMENT OBLIGATIONS. In consideration for the sale and assignment of Outstanding Credit Exposure hereunder, the Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest, Reimbursement Obligations and fees with respect to the interest assigned hereby. The Assignee will promptly remit to the Assignor any interest on Credit Extensions and fees received from the Agent


                        Exhibits and Schedules - Page 12
which relate to the portion of the Commitment or Outstanding Credit Exposure assigned to the Assignee hereunder for periods prior to the Effective Date and not previously paid by the Assignee to the Assignor. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

         5. RECORDATION FEE. The Assignor and Assignee each agree to pay one-half of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement unless otherwise specified in Item 6 of Schedule 1.

         6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that (i) it is the legal and beneficial owner of the interest being assigned by it hereunder, (ii) such interest is free and clear of any adverse claim created by the Assignor and
(iii) the execution and delivery of this Assignment Agreement by the Assignor is duly authorized. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Borrower or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the property, books or records of the Borrower, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Credit Extensions or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Credit Extensions or the Loan Documents.

         7. REPRESENTATIONS AND UNDERTAKINGS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that the execution and delivery of this Assignment Agreement by the Assignee is duly authorized, (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (vi) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1, (vii) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption


                        Exhibits and Schedules - Page 13
hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, (viii) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement, and (ix) if applicable, attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes.

         8. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois and the United States of America.

         9. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

         10. COUNTERPARTS; DELIVERY BY FACSIMILE. This Assignment Agreement may be executed in counterparts. Transmission by facsimile of an executed counterpart of this Assignment Agreement shall be deemed to constitute due and sufficient delivery of such counterpart and such facsimile shall be deemed to be an original counterpart of this Assignment Agreement.

         IN WITNESS WHEREOF, the duly authorized officers of the parties hereto have executed this Assignment Agreement by executing Schedule 1 hereto as of the date first above written.





                        Exhibits and Schedules - Page 14

                                   SCHEDULE 1
                             to Assignment Agreement

1.  Description and Date of Credit Agreement:

2.  Date of Assignment Agreement: _______________, 20_____

3.  Amounts (As of Date of Item 2 above):

                                        Facility  Facility  Facility  Facility

                                           1*        2*        3*        4*
                                        --------  --------  --------  --------
    a.  Assignee's percentage
        of each Facility purchased
        under the Assignment
        Agreement**                       ____%    _____%    _____%    _____%

    b.  Amount of each Facility
        purchased under the
        Assignment Agreement***         $_____    $_____    $_____    $_____

4.  Assignee's Commitment (or Outstanding
    Credit Exposure with respect to
    terminated Commitments)
    purchased hereunder:                        $_______________

5.  Proposed Effective Date:                    ________________

6.  Non-standard Recordation Fee
    Arrangement                               N/A***
                                          [ASSIGNOR/ASSIGNEE
                                           TO PAY 100% OF FEE]
                                          [FEE WAIVED BY AGENT]
Accepted and Agreed:

[NAME OF ASSIGNOR]                        [NAME OF ASSIGNEE]


By:                                       By:
   -----------------------------------       -----------------------------------
Name:                                     Name:
     ---------------------------------         ---------------------------------
Title:                                    Title:
      --------------------------------          --------------------------------




                        Exhibits and Schedules - Page 15

ACCEPTED AND CONSENTED TO BY              ACCEPTED AND CONSENTED TO**** BY
THE SHAW GROUP INC.                       BANK ONE, NA, AS AGENT


By:                                       By:
   -----------------------------------       -----------------------------------
Name:                                     Name:
     ---------------------------------         ---------------------------------
Title:                                    Title:
      --------------------------------          --------------------------------


*    Insert specific facility names per Credit Agreement

**   Percentage taken to 10 decimal places

***  If fee is split 50-50, pick N/A as option

**** Delete if not required by Credit Agreement


                        Exhibits and Schedules - Page 16

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET

                  Attach Assignor's Administrative Information
                 Sheet, which must include notice addresses for
                          the Assignor and the Assignee
                            (Sample form shown below)

                              ASSIGNOR INFORMATION

CONTACT:


Name:                                     Telephone No.:
     --------------------------------                   ------------------------
Fax No.:                                  Telex No.:
        -----------------------------               ----------------------------
                                          Answerback:
                                                     ---------------------------

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                  ----------------------------------------------

                                  ----------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------

                                        ----------------------------------------

Other Instructions:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------

ADDRESS FOR NOTICES FOR ASSIGNOR:
                                 -----------------------------------------------

                                 -----------------------------------------------

                                 -----------------------------------------------


                              ASSIGNEE INFORMATION
                                 CREDIT CONTACT:

Name:                                     Telephone No.:
     --------------------------------                   ------------------------
Fax No.:                                  Telex No.:
        -----------------------------               ----------------------------
                                          Answerback:
                                                     ---------------------------

KEY OPERATIONS CONTACTS:

Booking Installation:                     Booking Installation:
                     -----------------                         -----------------
Name:                                     Name:
     ---------------------------------         ---------------------------------
Telephone No.:                            Telephone No.:
              ------------------------                  ------------------------
Fax No.:                                  Fax No.:
        ------------------------------            ------------------------------
Telex No.:                                Telex No.:
          ----------------------------              ----------------------------
Answerback:                               Answerback:
           ---------------------------               ---------------------------



                        Exhibits and Schedules - Page 17

PAYMENT INFORMATION:

Name & ABA # of Destination Bank:
                                 -----------------------------------------------

                                 -----------------------------------------------

Account Name & Number for Wire Transfer:
                                        ----------------------------------------

                                        ----------------------------------------

Other Instructions:
                   -------------------------------------------------------------

--------------------------------------------------------------------------------


ADDRESS FOR NOTICES FOR ASSIGNEE:
                                 -----------------------------------------------

                                 -----------------------------------------------


                        Exhibits and Schedules - Page 18

         BANK ONE, NA INFORMATION

         Assignee will be called promptly upon receipt of the signed agreement.


INITIAL FUNDING CONTACT:                  SUBSEQUENT OPERATIONS CONTACT:

Name:                                     Name:
     ---------------------------------         ---------------------------------
Telephone No.: (   )                      Telephone No.: (   )
               -----------------------                   -----------------------
Fax No.: (   )                            Fax No.: (   )
         -----------------------------             -----------------------------
Telex No.:
          ----------------------------
BONA Telex No.:
               -----------------------


INITIAL FUNDING STANDARDS:


Libor - Fund 2 days after rates are set.


BANK ONE, NA  WIRE INSTRUCTIONS:

ADDRESS FOR NOTICES FOR BONA:











                        Exhibits and Schedules - Page 19

                                SCHEDULE 4.1(xxv)

                         COVENANT COMPLIANCE CALCULATION
                              (See Section 4.1(xxv)









                        Exhibits and Schedules - Page 20

                                  SCHEDULE 5.7

                      LITIGATION AND CONTINGENT OBLIGATIONS
                                (See Section 5.7)











                        Exhibits and Schedules - Page 21

                                  SCHEDULE 5.23

                                BOND OBLIGATIONS
                               (See Section 5.23)












                        Exhibits and Schedules - Page 22

                                SCHEDULE 6.11(ii)

                   INDEBTEDNESS, LIENS AND MATERIAL AGREEMENTS
                    (See Sections 5.12, 5.14, 6.11 and 6.15)


                                                                   Maturity
Indebtedness       Indebtedness     Property                      and Amount
Incurred By        Owed To          Encumbered (If Any)         of Indebtedness
------------       ------------     -------------------         ---------------












Material Agreements:





                        Exhibits and Schedules - Page 23

                                SCHEDULE 6.14(ii)

                       SUBSIDIARIES AND OTHER INVESTMENTS
                           (See Sections 5.8 and 6.14)

         Investment                 Jurisdiction of       Owned       Amount of        Percent
         In                         Organization          By          Investment       Ownership
         ----------                 ---------------       -----       ----------       ---------

ACL Piping, Inc.

Aiton Australia Pty Ltd.

Alloy Piping Products, Inc.

Associated Valve, Inc.

B.F. Shaw, Inc.

C.B.P. Engineering Corp.

Cojafex, B.V.

Connex Pipe Systems, Inc.

Fronek-ren, S.R.O.

Fronek A/DE, Inc.

Fronek Engineering and Consulting, Inc.

Fronek Power Services, Inc.

FVF, Incorporated

Inflo Control Systems, Ltd.

IRM/NAPTech Joint Venture, L.L.C.

Lone Star Fabricators, Inc.

NAPTech, Inc.

NAPTech Pressure Systems Corporation

National Fabricators, Inc.

Manufacturas Shaw South America

Pipe Shields, Inc.

Pipework Engineering and Developments, Ltd.


                        Exhibits and Schedules - Page 24

Shaw Group International, Inc.

Shaw Group U.K. Holdings, Ltd.

Shaw Group U.K. (Projects), Ltd.

Shaw Heat Treating Service, C.A.

Shaw Holdings South America, C.A.

Shaw Industrial Supply, Inc.

Shaw International, Inc.

Shaw Lancas, C.A.

Shaw Maintenance, Inc.

Shaw Managed Services, Inc.

Shaw Manufacturing and Services, Inc.

Shaw Nass Middle East, W.L.L.

Shaw Overseas (Middle East), Ltd.

Shaw Overseas (Far East), Ltd.

Shaw Power Services, Inc.

Shaw Process and Industrial Group, Inc.

Shaw Trading FSC, Ltd.

Sunland Fabricators, Inc.

UCI Holding, Inc.

Welding Technology & Supply, Inc.

Word Industries Fabricators, Inc.

World Industrial Constructors, Inc.

Worldwide Industrial Constructors, Inc.



                        Exhibits and Schedules - Page 25